Exhibit 99.1

PETRODELTA, S.A.

(SUBSIDIARY OF CORPORACIÓN

VENEZOLANA DEL PETRÓLEO, S.A—CVP)

FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2013, 2012 AND 2011

AND

INDEPENDENT AUDITOR’S REPORT

PETRODELTA, S.A.

(Subsidiary of Corporación Venezolana del Petróleo, S.A.—CVP)

INDEPENDENT AUDITOR’S REPORT

To the Stockholders and Board of Director of

PETRODELTA, S.A.

REPORT ON THE FINANCIAL STATEMENTS

We have audited the accompanying financial statements of PETRODELTA, S.A. (a subsidiary 60% owned by Corporación Venezolana del Petróleo, S.A. CVP), which comprise the statements of financial position as at December 31, 2013, 2012, and 2011, and the statements of comprehensive income, statements of changes in equity, and statements of cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

MANAGEMENT’S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

AUDITOR’S RESPONSIBILITY

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

OPINION

In our opinion, the financial statements present fairly, in all material respects, the financial position of Petrodelta, S.A. as at December 31, 2013, 2012, and 2011, and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards.

EMPHASIS OF MATTER

Without qualifying our opinion as indicated in Note 21 to the financial statements, the Company belongs to a group of related companies and conducts transactions and maintains balances for significant amounts with other members of the group, with significant effects on the results of its operations and financial position. Because of those relationships, these transactions may have taken place on terms other than those that would characterize transactions between unrelated companies.

Without qualifying our opinion, as explained in Note 21, during the years ended December 31, 2013, 2012, and 2011, the Company recorded gross unbilled revenues for the sale of crude oil in the amount of US$.566,738 thousands (Bs.3,570,453 thousands), US$.404,619 thousands (Bs.1,739,862 thousands) and US$.67,092 thousands (Bs.288,496 thousands), respectively, corresponding to the production of crude of the Campo El Salto, whose referential crude Boscan type is not contemplated in the Purchase and Sale Agreement of Oil originally signed between the Company and PDVSA Petróleo, S.A. As of December 31, 2013, 2012, and 2011, the Company has accounts receivable, net of royalties, of US$.756,695 thousands, US$.352,721 thousands and US.$.50,772 thousands (Bs.4,767,180, Bs.1,516,704 thousands and Bs.218,319 thousands), respectively, for the delivery of such crude. The Company and PDVSA Petróleo, S.A. are in the process of approval to include the pricing formula established and agreed to this crude, amend the contract, and start the billing process.

By PGFA PERALES, PISTONE & ASOCIADOS

José G. Perales S.

C.P.C. Nº 9.578

March 12, 2014

Valencia, Venezuela.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Statements of Financial Position

(Expressed in thousands)

	December 31,
	Note	2013	2012	2011	2013	2012	2011
		(U.S. Dollars)			(Bolivars)
Assets
Property, plant and equipment, net	8	717,449	538,351	410,165	4,519,929	2,314,912	1,763,709
Deferred income tax	7 - f	134,238	138,492	155,062	845,693	595,516	666,767
Recoverable tax credits	7 - k	46.878	29,721	17,239	295,331	127,801	74,129

Total non-current assets		898,565	706,564	582,466	5,660,953	3,038,229	2,504,605

Prepaid expenses and other assets	9	869	1,161	523	5,475	4,993	2,248
Inventories	10	103,996	77,637	36,794	655,175	333,839	158,214
Accounts receivable	11	1,795,770	1,313,302	922,788	11,313,351	5,647,202	3,967,991
Cash and cash equivalents	12	5,960	3,335	2,342	37,548	14,336	10,071

Total current assets		1,906,595	1,395,435	962,447	12,011,549	6,000,370	4,138,524

Total assets		2,805,160	2,101,999	1,544,913	17,672,502	9,038,599	6,643,129

Total equity	13	1,016,056	760,274	674,281	6,401,153	3,269,176	2,899,407

Liabilities
Provision for asset retirement costs	14	65,616	70,425	41,518	413.381	302,828	178,527
Provision for retirement and other benefits	14	24,533	22,671	11,550	154,558	97,486	49,666
Deferred income tax	7 - f	46,149	68,066	8,606	290,739	292,684	37,006

Total non-current liabilities		136,298	161,162	61,674	858,678	692,998	265,199

Dividends payable	13	30,550	30,550	30,550	192,465	131,365	131,365
Provisions	14	1,499	1,569	1,805	9,444	6,744	7,761
Accruals and other liabilities	15	493,912	510,548	262,971	3,111,646	2,195,363	1,130,776
Accounts payable	16	912,147	544,931	340,753	5,746,526	2,343,203	1,465,241
Income tax payable	7	214,698	92,965	172,879	1,352,590	399,750	743,380

Total current liabilities		1,652,806	1,180,563	808,958	10,412,671	5,076,425	3,478,523

Total liabilities		1,789,104	1,341,725	870,632	11,271,349	5,769,423	3,743,722

Total equity and liabilities		2,805,160	2,101,999	1,544,913	17,672,502	9,038,599	6,643,129

The accompanying notes (1 to 25) are an integral part of these financial statements.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Statements of Comprehensive Income

(Expressed in thousands)

		Years ended December 31,
	Note	2013	2012	2011	2013	2012	2011
		(U.S. Dollars)			(Bolivars)
Income
Sale of crude oil		1,271,596	1,157,293	1,045,224	8,011,055	4,976,360	4,494,463
Sale of natural gas		4,005	3,360	3,504	25,232	14,448	15,067

	21	1,275,601	1,160,653	1,048,728	8,036,287	4,990,808	4,509,530

Costs and expenses:
Operational expenses	17	(179,700)	(138,605)	(105,750)	(1,132,110)	(596,002)	(454,725)
Depletion, depreciation and amortization	8	(87,203)	(86,005)	(58,375)	(549,379)	(369,821)	(251,013)
Sales, general and administrative expenses		(7,611)	(20,282)	(8,235)	(47,949)	(87,213)	(35,412)
Royalties and other taxes	7	(566,197)	(604,003)	(530,476)	(3,567,042)	(2,597,213)	(2,281,047)
Contributions and fundings for social development		(17,127)	(14,889)	(7,241)	(107,900)	(64,023)	(31,137)
Financial income	18	147,224	—	7	927,511	—	30
Financial expenses	18	(21,734)	(7,023)	(10,702)	(136,924)	(30,199)	(46,017)
Other income (expenses), net		(2,274)	(743)	459	(14,326)	(3,195)	1,974

Total costs and expenses		(734,622)	(871,550)	(720,313)	(4,628,119)	(3,747,666)	(3,097,347)

Income before tax		540,979	289,103	328,415	3,408,168	1,243,142	1,412,183
Income tax	7 - a	(285,197)	(203,110)	(95,955)	(1,796,741)	(873,373)	(412,606)

Net income		255,782	85,993	232,460	1,611,427	369,769	999,577

Other comprehensive income	13	—	—	—	1,520,550	—	—

Total comprehensive income for the year		255,782	85,993	232,460	3,131,977	369,769	999,577

The accompanying notes (1 to 25) are an integral part of these financial statements.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Statements of changes in equity

Years ended December 31, 2013, 2012 and 2011

(Expressed in Thousands of U.S. Dollars)

				Retained earnings
	Note	Capital Stock	Share premium	Legal Reserve and Other Reserves	Undistributed	Total equity
Balances at December 31, 2010		6,977	212,451	52,532	200,411	472,371
Total comprehensive income for the year		—	—	—	232,460	232,460
Appropriation to other reserves	13	—	—	94,622	(94,622)	—
Dividends declared	13	—	—	—	(30,550)	(30,550)

Balances at December 31, 2011		6,977	212,451	147,154	307,699	674,281
Total comprehensive income for the year		—	—	—	85,993	85,993
Release from other reserves	13	—	—	(76,030)	76,030	—

Balances at December 31, 2012		6,977	212,451	71,124	469,722	760,274
Total comprehensive income for the year		—	—	—	255,782	255,782
Appropriation to other reserves	13	—	—	17,663	(17,663)	—

Balances at December 31, 2013		6,977	212,451	88,787	707,841	1,016,056

The accompanying notes (1 to 25) are an integral part of these financial statements.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Statements of changes in equity

Years ended December 31, 2013, 2012 and 2011

(Expressed in Thousands of Bolivars)

				Retained earnings
	Note	Capital Stock	Share premium	Legal Reserve and Other Reserves	Undistributed	Accumulated translation adjustment	Total equity
Balances at December 31, 2010		15,000	456,770	224,385	421,460	913,580	2,031,195
Total comprehensive income for the year	13	—	—	—	999,577	—	999,577
Appropriation to other reserves	13	—	—	406,875	(406,875)	—	—
Dividends declared	13	—	—	—	(131,365)	—	(131,365)

Balances at December 31, 2011		15,000	456,770	631,260	882,797	913,580	2,899,407
Distribution of accumulated translation adjustment to equity accounts	13	15,000	456,770	142,353	299,457	(913,580)	—
Total comprehensive income for the year		—	—	—	369,769	—	369,769
Release from other reserves	13	—	—	(326,928)	326,928	—	—

Balances at December 31, 2012		30,000	913,540	446,685	1,878,951	—	3,269,176
Total comprehensive income for the year		—	—	—	1,611,427	1,520,550	3,131,977
Appropriation to other reserves	13	—	—	111,277	(111,277)	—	—

Balances at December 31, 2013		30,000	913,540	557,962	3,379,101	1,520,550	6,401,153

The accompanying notes (1 to 25) are an integral part of these financial statements.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Statements of Cash Flow

(Expressed in thousands)

	Years ended December 31,
	2013	2012	2011	2013	2012	2011
	(U.S. Dollars)			(Bolivars)
Cash flow from operating activities:
Net income	255,782	85,993	232,460	1,611,427	369,769	999,577

Adjustments to reconcile net income to net cash (used in) provided by operating activities -
Depletion, depreciation and amortization	87,203	86,005	58,375	549,379	369,821	251,013
Change in estimation of provision for asset retirement costs	8,823	(23,229)	(7,644)	55,585	(99,886)	(32,869)
Asset retirement loss, net	1,380	—	—	8,694	—	—
Provision for income tax	325,217	127,080	190,577	2,048,867	546,444	819,481
Deferred income tax provision	(40,020)	76,030	(94,622)	(252,126)	326,929	(406,875)
Financial cost on provision for asset retirement obligation	5,046	5,678	4,076	31,790	24,415	17,527
Financial income from variation in the exchange rate	(147,224)	—	—	(927,511)	—	—
Tax credit financial cost	20,748	1,339	6,623	130,712	5,759	28,477
Changes in operating assets -
Prepaid expenses and other assets	(48)	(638)	(117)	(302)	(2,745)	(498)
Material and supplies inventories	(33,877)	(47,585)	(12,921)	(213,425)	(204,616)	(55,560)
Accounts receivable	(540,132)	(404,335)	(432,222)	(3,402,832)	(1,738,642)	(1,858,556)
Changes in operating liabilities -
Provisions	4,187	39,792	14,538	26,378	171,104	62,514
Accruals and other liabilities	102,327	241,899	89,578	644,660	1,040,172	385,188
Accounts payable	397,840	204,178	288,659	2,506,392	877,962	1,241,229
Income tax paid	(173,971)	(206,994)	(182,197)	(1,096,017)	(890,074)	(783,447)

Total adjustments	17,499	99,220	(77,297)	110,244	426,643	(332,376)

Net cash provided by operating activities	273,281	185,213	155,163	1,721,671	796,412	667,201

Cash flow (used in) provided by investing activities:
Acquisition of property, plant and equipments	(269,236)	(184,220)	(137,956)	(1,696,187)	(792,147)	(593,211)
Asset retirement	250	—	—	1,575	—	—

Net cash used in investing activities	(268,986)	(184,220)	(137,956)	(1,694,612)	(792,147)	(593,211)
Cash flow used in financing activities:
Dividends paid	—	—	(18,330)	—	—	(78,819)

Net cash used in financing activities	—	—	(18,330)	—	—	(78,819)

Effect for variation in the exchange rate in cash and cash equivalents	(1,670)	—	—	(10,521)	—	—
Effect for variation in the exchange rate in the foreign currency	—	—	—	6,674	—	—

Net cash (decrease) increase	2,625	993	(1,123)	23,212	4,265	(4,829)
Cash and cash equivalents at the beginning of the year	3,335	2,342	3,465	14,336	10,071	14,900

Cash and cash equivalents at the end of the year	5,960	3,335	2,342	37,548	14,336	10,071

The accompanying notes (1 to 25) are an integral part of these financial statements.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

(1)	Reporting Entity

Petrodelta, S.A. was incorporated and is domiciled in the Bolivarian Republic of Venezuela and its main offices are located at Avenida Alirio Ugarte Pelayo, Edificio Petrodelta, Ala Norte, Planta Baja in Maturín, Monagas State. Its legal address is: Avenida Veracruz con Calle Cali, Urbanización Las Mercedes, Edificio Pawa, Piso 5, Caracas, Distrito Capital.

Petrodelta, S.A. (the Company) was incorporated in October 2007, as published in Official Gazette No. 38,786. Its business objective is primary exploration to discover oil reserves, extraction of oil in its natural state, and its subsequent collection, transportation and storage pursuant to Article No. 9 of the Venezuelan Hydrocarbon Law (LOH). The Company operates within an area of approximately 1,000 square kilometers in the Uracoa, Bombal, and Tucupita fields (formerly the Monagas Sur Unit) and in the El Salto, El Isleño, and Temblador fields in the Monagas and Delta Amacuro states in Venezuela (the assigned operating area).

The Company was created as a result of the process for conversion into a mixed-capital company of the Operating Agreement signed on July, 1992 between PDVSA Petróleo, S.A. (PDVSA Petróleo) (formerly Lagoven, S.A.), Harvest Natural Resources, Inc. (Harvest) (formerly Benton Oil and Gas Company) and Venezolana de Inversiones y Construcciones Clérico, C.A. (Vinccler). As part of this process, on March 31, 2006, PDVSA Petróleo, S.A., Corporación Venezolana del Petróleo, S.A. (CVP), both wholly owned subsidiaries of Petróleos de Venezuela, S.A. (PDVSA) and Harvest Vinccler, S.C.A. (HVSCA), the agreement operator and a related company of Harvest and Vinccler, signed a memorandum of understanding for conversion into a mixed company. In June 2007, the National Assembly of the Bolivarian Republic of Venezuela approved the incorporation of the mixed company Petrodelta, S.A. In August 2006, the National Assembly approved the inclusion of the Temblador, El Isleño and El Salto areas into the Monagas Sur Unit for further development of the Company’s primary activities. An agreement for conversion into a mixed company was signed between CVP and HNR Finance B.V. (HNR Finance) in September 2007. The Company will operate for 20 years as from October 2007 when the decree for transfer of field operations was published in the Official Gazette.

On May 4, 2012, the National Executive of the Venezuelan Bolivarian Republic published in the Official Gazette No. 39,915, by means of a decree-law No. 8,896 created PDVSA Social, S.A. (PDVSA Social), an affiliate of Petróleos de Venezuela, S.A. and ordered CVP to transfer 4% of its capital stock in mix companies of the oil industry to PDVSA Social. In August 14, 2012, shareholders of the Company approved the transfer of CVP´s 4% capital stock in Petrodelta, S.A. to PDVSA Social. Therefore, the capital stock of the Company is 56%-owned by Corporación Venezolana del Petróleo (CVP) and 4% owned by PDVSA Social, S.A. and 40%-owned by HNR Finance.

Company management considers that it operates in a single business segment (hydrocarbons) and in one country, the Bolivarian Republic of Venezuela, in conformity with its social statutes.

During the transition period from April 1, 2006 to December 31, 2007, Harvest Vinccler, S.C.A. (HVSCA) was in charge of managing and developing the Company’s activities and provided its financial and operational structure for this purpose. The Company’s operating costs during this period were paid by HVSCA and CVP and subsequently charged to PDVSA, which, in turn, billed the Company. These costs were recognized in the statements of comprehensive income for the respective periods. These costs include, but are not limited to, general, administrative, operating and capital expenses required to continue activities in the assigned operating area.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

At December 31, 2013, 2012 and 2011 the Company had not received information regarding production from the Temblador field for the period starting October 23, 2007, official date of the decree of transferring field operations to the Company, and ending February 1, 2008. Because production was handled during this period by PDVSA as well as related operational expenses, investments, taxes and contributions by law associated, the Company started discussions to obtain information and evaluate if merits exists for an eventual reconciliation of actual crude produced during the period mentioned.

During the years ended December 31, 2013, 2012 and 2011, the Company has operated with employees assigned by its shareholders or their related companies since it has no direct employees. At December 31, 2013, 2012 and 2011, the Company has 638, 635 and 527 employees, respectively, assigned by its shareholders or their related companies.

During the year ended December 31, the Company drilled 13 (2013), 12 (2012) and 15 (2011) development wells, produced and sold approximately 14.5 (2013), 13.2 (2012) and 11.4 (2011) million barrels of oil and sold 2,6 (2013), 2.1 (2012) and 2.3 (2011) billion cubic feet of natural gas.

Regulations

The Company’s main activities are regulated by the Venezuelan Hydrocarbon Law (LOH), effective from January 2002 and its partial reform of May 2006. Gas-related operations are regulated by the Venezuelan Gaseous Hydrocarbon Law effective since September 1999 and its Regulation of June 2000, by the provisions of the bylaws and common rights norms applicable.

Below are the main regulations included in the LOH:

a)	A 30% royalty on volumes of hydrocarbon extracted (see Note 7-g).

b)	A Partial Reform of the Extraction Tax was enacted and published in Official Gazette No. 38,443 of May 24, 2006, establishing a rate equivalent to one-third of the value of all liquid hydrocarbons extracted from any reservoir, calculated on the same basis set out in the Law for royalty calculation. The taxpayer has the right to deduct from the extraction tax any sum payable as royalties (30%), including the additional royalty paid for special advantages (3.33%).

c)	A surface tax equivalent to 100 tax units for each square kilometer or fraction thereof per year for licensed areas that are not under production. This tax will increase by 2% during the first five years, and by 5% during all subsequent years.

d)	An internal consumption tax equivalent to 10% of the value of each cubic meter of hydrocarbon derivatives produced and consumed as fuel in internal operations, calculated on the final selling price. Company management considers that, other than associated gas, no hydrocarbon derivatives are consumed (see Note 7-j).

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

Hydrocarbon Purchase Sale Agreement

On January 17, 2008, the Company signed a hydrocarbon purchase sale agreement with PDVSA Petróleo, whereby the Company undertakes to sell to the latter all hydrocarbons produced within the delimited operating area that are not being used in its operations. The Company may assign or transfer this agreement, or any rights and obligations thereunder, to another company in accordance with Article No. 27 of the LOH. This agreement is for 20 years.

In October 2011, the Company began to deliver production from El Salto field to the COMOR transfer point, EPM-1 storage facility at PDVSA Morichal which serves as a reception and dispatch of crude for its proximity to El Salto field. Since that date, MPPPM determined that Petrodelta’s production flowing through the COMOR transfer point was of lower quality and higher sulphur content, and instructed the Company that invoicing of crude from El Salto field from October 2011 must be made in reference to a similar gravity crude and not using the crude currently in the purchase sale contract. On December 17, 2012 the Company received from PDVSA Marketing and Supply a proposal to amend the purchase sale agreement with PDVSA Petróleo to invoice the production from El Salto field. This amendment incorporates a new pricing formula in addition to the one currently using Merey 16 as a reference to bill the volumes produced by the Company and include Boscán crude as a reference adjusting the transportation and commercialization costs to invoice that production with lower quality and higher sulphur content coming from El Salto field. The Company has agreed to amend the purchase sale agreement which will permit it to bill the production delivered from El Salto field that since October 2011 it has not being able to be invoiced.

On January 31, 2013, the Board of the Company endorsed the incorporation of the oil price formula with reference to Boscan in the hydrocarbons purchase sale agreement and instructed to submit the formula to the corresponding National Executive administrative and financial authority level, and for the approval of the Petrodelta, S.A. Shareholders, which will allow the billing of the production of crude from El Salto field.

On May 2, 2013, shareholders of the Company and on April 30, 2013 the board of directors of CVP resolved to endorse the proposal of the Company to amend the hydrocarbon purchase sale agreement with PDVSA Petróleo, S.A. to include the Price Formula with crude Reference Boscan, before the Ministry of People Power of Oil and Mining so it can sign the amended agreement for the Company to start invoicing production from El Salto field.

(2)	Basis of Preparation

(a)	Statement of Compliance

The financial statements as of December 31, 2013, 2012 and 2011 are prepared in accordance with International Financial Reporting Standards (IFRS) adopted by the International Accounting Standards Board (IASB) and their interpretations, issued by the International Financial Reporting Interpretations Committee (IFRIC) of the IASB.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

On March 12, 2014, March 1, 2013 and February 23, 2012, the Board of Directors of the Company approved the issuance of the financial statements as of December 31, 2013, 2012 and 2011, respectively, in accordance with International Financial Reporting Standards (IFRS) and resolved to submit these financial statements to the Shareholders of the Company and expect their approval with no modifications. On February 28, 2013 and October 17, 2013, Shareholders of the Company resolved to approve the financial statements for the years ended December 31, 2011 and 2012, respectively. The corresponding minutes for these assemblies have been issued and are expected to be signed by the Company representatives, (see Note 24-d).

(b)	Basis of Measurement

The financial statements have been prepared on the historical cost basis, except for certain assets and liabilities measured at fair value. Assets measured and presented at fair value are: recoverable tax credits, accounts receivable and cash and cash equivalents.

The methods used for measuring fair value are discussed in more detail in Note 5.

(c)	Functional and Presentation Currency

The financial statements are presented in U.S. Dollar (dollar or US$.) and bolivars (bolivars or Bs.). The Company’s functional currency is the dollar, since the main economic environment in which Petrodelta, S.A. operates is the international market for crude oil and its products. In addition, a significant portion of its revenues, as well as most costs, expenses and investments are denominated in dollars.

The financial statements in bolivars are presented for statutory purposes.

All financial information presented in U.S. dollars and bolivars has been rounded in thousands.

(d)	Use of estimates and judgments

The preparation of financial statements in conformity with IFRS requires management to make estimates, judgments and assumptions that affect the application of accounting policies and the amounts of assets, liabilities, income and expense. The Company applies its best estimates and judgments; however, actual results may differ from initial estimates.

Estimates and assumptions are reviewed periodically, and the effects of the revisions, if any, to accounting estimates are recognized in the period in which the estimate is revised and in any future periods affected.

Significant areas of critical judgment in the application of accounting policies, which significantly affect financial statement amounts, are described in the following notes:

•	Note 3-g and 8—depletion, depreciation and amortization

•	Note 3-h and 14—provision for asset retirement costs

•	Note 3-f and 19—valuation of financial instruments

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

Information on areas of uncertainty affecting management’s estimates which significantly affect financial statement amounts in future periods are described in the following notes:

•	Notes 3-r and 14—measurement of contract-based retirement benefit obligations and other post-retirement benefits other than pensions, which is a PDVSA obligation with the employees assigned to the Company for subsequent billing once the employee is considered eligible for pension.

•	Notes 3-d and 7-f—deferred income tax

•	Notes 3-m and 20- commitments, contingencies and provisions in respect of environmental issues

The Company’s operations may be affected by the political, legislative, regulatory and legal environment, both at the national and international level. In addition, significant changes in prices or availability of crude oil and its products may have an impact on the Company’s results of operations in any given year.

(3)	Summary of Significant Accounting Policies

The accounting policies used for the preparation of these financial statements have been applied consistently for all periods presented and are summarized as follows:.

(a)	Foreign Currency

Transactions in Foreign Currency

Transactions in foreign currency (any currency different than the functional currency) are translated into the Company’s functional currency using the exchange rate in effect at the transaction date. Monetary assets and liabilities denominated in foreign currency are translated into U.S. dollars using the exchange rate prevailing at the date of the statement of financial position. Exchange gains or losses on monetary assets and liabilities resulting from this translation are presented as financial income or expenses in the statements of comprehensive income. Nonmonetary assets and liabilities in foreign currency are stated at fair value and translated to the functional currency using the exchange rate prevailing at the date fair value was determined. All other nonmonetary items denominated in foreign currency measured at historical cost are converted at the exchange rate at the date of the transaction.

Translation to the Presentation Currency

The Company’s financial statements were translated from dollars into bolivars, a currency other than the functional currency, in accordance with International Accounting Standard No. 21 the Effects of Changes in Foreign Exchange Rates. This standard requires each entity to determine its functional currency based on an analysis of the primary economic environment in which the entity operates, which is normally the one in which it primarily generates and expends cash.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

The financial statements were translated into bolivars using the following procedures:

•	Assets and liabilities in each statement of financial position at the exchange rates in effect at the date of such statement.

•	Income and expenses in the statements of comprehensive income at the exchange rate at the date of transaction.

•	All exchange gain and losses generated as a result of the above, are recognized in the statement of comprehensive income as other comprehensive income and accumulated as a separate component of equity.

•	Equity accounts are translated at the exchange rate in effect at the date of each related transaction, except for retained earnings which are translated at the weighted-average rate for the relevant year.

(b)	Revenue Recognition

Income from sales of crude oil and gas, is measured at fair value of the cash receipts or amounts to be received, net of commercial discounts, and is recorded in the statements of comprehensive income when risks and significant rights of ownership are transferred to PDVSA Petróleo and MPPPM as stipulated in the hydrocarbon purchase sale agreement. Income is recognized when it can be reasonably measured and it is probable that future economic benefits will flow to the Company. Income from activities other than the Company’s main business is recognized when realized. Income is not recognized when there is significant uncertainty as to the recoverability of the obligation acquired by the buyer. All of the Company results are from continuing operations. The Company records revenue from the sale of crude by i) 70% of volumes it transfers and invoices to PDVSA Petróleo and ii) royalty paid in kind equivalent to 30% of production delivered (see Notes 3-n, 7-g and 21).

(c)	Financial Income and Expenses

Financial income included in the statements of comprehensive income represents mainly the effects originated by modifications and dispositions in relation to exchange rate agreements (see Note 18).

Financial expenses included in the statements of comprehensive income represents changes (losses) in the fair value of financial assets (see Note 7-k) and the asset retirement obligation (see Notes 3-g and 3-m).

Income and losses in foreign currencies are recognized on a net basis, either as financial income or financial expense, depending on the effect of foreign currency fluctuations resulting from a net asset or liability position.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

(d)	Income Tax

Income tax expense comprises current and deferred income tax. Income tax expense is recognized in the results for each year, except to the extent that it relates to items that should be directly recognized in other comprehensive income.

Current income tax is the expected tax payable based on the taxable income for the year, using the methodology established by current laws and tax rates at the reporting date and any adjustment to taxes payable from previous years. Current income tax payable also includes tax responsibility derived from dividends declared.

Deferred income tax is recognized using the balance sheet liability method. Deferred tax assets and liabilities are recognized by the timing differences that exist between assets and liabilities values presented in the statement of financial position and their corresponding tax value, as well as operating losses and tax credit carry-forwards. The value of deferred tax assets and liabilities is determined based on tax rates expected to be applicable to taxable income for the year in which temporary differences will be recovered or settled pursuant to law. The effect on deferred tax assets and liabilities of changes in tax rates is recorded in the results for the year in which such changes become effective.

A deferred tax asset is recognized only to the extent that future taxable income will be available for offsetting. Deferred tax assets are reviewed at each reporting date and reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(e)	Contributions and Funding for Social Development

Corresponds to contributions and funding the Company is obliged by law to carry out and are paid and recovered by PDVSA. These contributions are funding for endogenous projects, programs related to science, technology and innovation and funding of national programs in relation to antidrug activities and Sports Organic Law.

(f)	Financial Instruments

Non-derivative financial instruments consist of recoverable tax credits, accounts receivable, cash and cash equivalents, accounts payable to suppliers, and other liabilities (see Note 5).

Non-derivate financial instruments classified as at fair value through profit or loss are initially recognized at fair value, plus any direct transaction costs.

Recoverable tax credits are accounted for at fair value after its initial recognition (see Note 7-k). All other non-derivative financial assets and liabilities are maintained at its original recognized value.

A financial instrument is recorded when the Company engages or commits to the contractual clauses thereof. Financial assets are reversed if the Company’s contractual rights over the asset’s cash flows expire or if the Company transfers the financial asset to another entity without retaining control or a significant portion of the asset’s risks and

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

rewards. Regular purchases and sales of financial assets are accounted for at trade date, which is generally the date on which the Company commits to purchase or sell the asset. Financial liabilities are derecognized when the Company’s specific contractual obligation expires or is paid.

During the years ended December 31, 2013, 2012 and 2011, the Company conducted no transactions with derivative instruments.

The balance of financial assets and liabilities are offset and the net amount shown in the statement of financial position when and only when, the Company has a legal right to offset amounts and intends to settle on a net basis or to realize the asset and settle the liability simultaneously.

(g)	Property, Plant and Equipment

Recognition and measurement

Property, plant and equipment are stated at cost, net of accumulated depreciation and impairment losses (see Note 3-l). The successful efforts accounting method is used for exploration and production activities of crude oil and natural gas, taking into consideration what is established under IFRS 6 Exploration For and Evaluation of Mineral Resources in relation to accounting for exploration and evaluation expenditures, including the recognition of exploration and evaluation assets. All costs for development wells, related plant and equipment, and property used for oil recovery are recorded as part of the cost of the assets. Costs of exploratory wells are capitalized until it is determined whether they are commercially feasible; otherwise, such costs are charged to operating expenses. Other exploratory expenditures, including geological and geophysical costs, are expensed as incurred.

The cost of property, plant, and equipment includes disbursements that are directly attributable to the acquisition of such assets and the amounts associated with asset retirement costs (see Note 3-h).

Finance costs of projects requiring major investments, and costs incurred for specific financing of projects, are recognized as part of property, plant, and equipment, when they can be directly related to the construction or acquisition of a qualifying asset. Capitalization of such costs is suspended during periods when the development of construction activity is interrupted, and capitalization ends when necessary activities are substantially complete for the utilization of a qualifying asset. An asset is considered qualified, when it requires a period of substantially time necessary before is ready for use.

The cost of assets built by the Company includes materials and direct labor, as well as any other direct cost attributable to bringing the asset to working condition. Costs for dismantling and removal from the construction site are also included.

All disbursements relating to construction or purchase of property, plant and equipment in the stage prior to implementation are stated at cost as work in progress. Once the assets are ready for use, they are transferred to the respective component of property, plant, and equipment and depreciation or amortization commences.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

Gain or loss generated by the sale, retirement or disposal of an asset from property, plant, and equipment, is determined by the difference between the amount received from sale, retirement or disposal, if any, and the net carrying value in the books of the Company, and is recognized as other income or expense, net in the statements of comprehensive income.

Materials and supplies accounted for as inventory and considered strategic since they will be used as spare parts for two years operation in the production facilities and in specific investment projects are reported under property, plant, and equipment.

Subsequent Costs

Costs for major maintenance or general repairs, as well as replacement of significant parts of property, plant and equipment are capitalized when identified as a separate component of the asset to which such maintenance, repair and replacement corresponds and are depreciated between one maintenance period and the other. Disbursements for minor maintenance, repairs and renewals incurred to maintain facilities in operating conditions are expensed.

Depletion, Depreciation and Amortization

Depletion, depreciation, and amortization of capitalized costs related to wells and facilities for the production of crude oil and gas are determined by the units of production method by field, based on proved developed reserves, which include quantities of oil and gas that can be recovered from existing wells, with equipment and methods currently in use. The rates used are reviewed annually based on an analysis of reserves and are applied retroactively at the beginning of the year. Capitalized costs of other property, plant and equipment are depreciated over their estimated useful lives, mainly using the straight-line method with an average useful life of 15 years for administrative buildings and between 3 and 5 years for the remaining assets

When parts of a property, plant, and equipment asset have different useful lives, they are recorded separately as a significant component of that asset.

Depreciation methods and average useful lives of property, plant, and equipment are reviewed annually. Land is not depreciated.

(h)	Costs associated with Asset Retirement Costs

The Company capitalizes the fair value of costs associated with obligations from retirement of assets used for exploration and crude oil and natural gas production activities, based on the future retirement plan for those assets. Cost is capitalized as part of the related long-lived asset and is amortized over its useful life with a charge to operating costs (see Note 3-m).

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

(i)	Inventories

Inventories are stated at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the normal course of business, less costs to complete and estimated selling costs.

The cost of inventories of crude oil and its products is determined using the average cost method.

Materials and supplies are valued mainly at average cost, less an allowance for possible losses, and are classified into two groups: current assets and non-current assets.

The inventory obsolescence provision is calculated from analysis of stock behavior and aging reports that will eventually determine its use type and mobility in order to apply the corresponding obsolescence percentage.

(j)	Accounts Receivable

Accounts receivable are accounted for according to price formulas established in the Hydrocarbon Purchase Sale Agreement between the Petrodelta, S.A. and PDVSA Petróleo, S.A. whereby the former undertake to sell and PDVSA Petróleo, S.A. undertakes to buy all hydrocarbons produced that are not being used in their operations within the delimited operating areas. At December 31, 2013, 2012 and 2011, the Company does not expect to incur losses on uncollectible accounts and, therefore, has not set aside a provision in this connection other than those described in the hydrocarbon purchase sale agreement with PDVSA Petróleo, S.A (see Notes 11 and 21).

(k)	Cash and Cash Equivalent

Petrodelta, S.A. considers as cash and cash equivalents the cash in hands and banks. At December 31, 2013, 2012 and 2011 this amounted to approximately US$.5,960 thousands, US$.3,335 thousands and US$.2,342 thousands (Bs.37,548 thousands, Bs.14,336 thousands and Bs.10,071 thousands), respectively (see Note 12).

(l)	Impairment in the Value of Assets

Non-derivative Financial Assets

Financial assets are assessed by the Company at the date of the financial statements to determine whether there is any objective evidence of impairment. A financial asset is impaired if there is objective evidence that one or more events have had a negative effect on the estimated future cash flows of the asset (see Note 6).

Objective evidence that financial assets are impaired can include default or lack of compliance from debtors, restructuring a balance due to the Company in terms that may not be considered in other circumstances, signs that a debtor or issuer declares bankrupt or the instrument no longer has a market.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

Significant financial assets are reviewed individually to determine their impairment. The remaining financial assets with similar credit risk characteristics are evaluated as a group.

In evaluating impairment, the Company uses historical trends of the probability of defaults, timing of recoveries and the amount of loss incurred, adjusted for management’s judgment as to whether current economic and credit conditions are such that the actual losses are likely to be greater or less than the suggested by historical trends.

An impairment loss related to a financial asset is calculated as the difference between its carrying amount and the present value of the estimated future cash flows, discounted at the effective interest rate. Impairment losses are recognized in the statements of comprehensive income. An impairment loss is reversed if the amount can be related objectively to an event occurring after the impairment loss was recognized (see Note 19).

Non-Financial Assets

The carrying amounts of non-financial assets, excluding inventory and deferred tax, are reviewed at each reporting date of the statement of financial position to determine whether evidence of impairment exists. If any such indication exists, then the recoverable value of the asset is estimated.

The recoverable value of an asset or cash-generating unit is the greater of its carrying value and its fair value, less direct selling expenses. When determining the carrying value, expected future net cash flows are discounted using present value techniques, using a discount rate before tax that reflects current market conditions over the time value of money and specific risks that the asset may bear. Impairment is determined by the Company based on cash-generating units, in accordance with its business segments, geographical locations and the final use of the production generated by each unit. A cash-generating unit is the assets grouped at the lowest levels for which there are separately identifiable cash flows. When evaluating impairment, goodwill acquired during business combinations is allocated among cash-generating units that are expected to benefit from combination synergies.

An impairment loss is recognized when the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. Impairment loss is recognized in the statements of comprehensive income for the year and the asset cost is shown net of this impairment charge.

Impairment losses can be reversed only if the reversion is related to a change in the estimates used after the impairment loss was recognized. This reversion shall not exceed the book value of assets net of depreciation or amortization as if the impairment had never been recognized. Impairment losses associated to goodwill are not reversed.

(m)	Provisions

A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be reliably estimated, and it is probable that an outflow of economic benefits will be required to settle the obligation. When the effect of the time value of money is significant, the provision is determined by applying a discount rate associated with the estimated payment terms, if the terms can be estimated reliably as well as the risk associated with those obligations.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

Environmental Issues

In conformity with the environmental policy established by the Company and following instructions from PDVSA and applicable current legislation, a liability is recognized when costs are likely and can be reasonably estimated. Environmental expenditures that relate to current or future revenues are expensed or capitalized as appropriate. Expenditures for past operations that do not contribute to generating current or future income are charged to expense. Recognition of these provisions coincides with the identification of an obligation for environmental remediation where Petrodelta, S.A. has sufficient information to determine a fair estimate of the respective cost. Subsequent adjustments to estimates, if necessary, are made upon obtaining additional information (see Notes 14 and 20).

Asset Retirement

Obligations associated with the retirement of long-lived assets are recognized at fair value on the date on which such obligation is incurred, based on future discounted cash flows. The fair values are determined based on current regulations and technologies.

Changes in fair values of obligations are added to or deducted from the cost of the respective asset. The adjusted depreciation amount of the asset is depreciated over its remaining useful life. Therefore, once its useful life has ended all subsequent changes in the fair value of the obligation are recognized in the statements of comprehensive income. The increase in the obligation for each year is recognized in the results of operations as financial expenses (see Note 14).

Litigation and Other Claims

Provision for litigations and claims are recognized in the event that legal action has been lodged, government investigations have been initiated and other legal actions are outstanding or subject to be filed in the future against the Company, as a result of past events, which may result in a probable outflow of economic benefits to pay for that obligation which may be reliably estimated (see Note 20).

Damages to Land

Liabilities for damage to land is recorded as a result of the regular activities carried out by the Company to access the different existing areas or new, for which third-party property or economic activity can be or are affected causing the need to compensate the economic effects caused.

As a result of the expansion of the activities during the years 2011 to 2013, the Company caused damages to third parties and currently is in negotiation process with different owners. Management estimated potential liabilities as of December 31, 2013, 2012 and 2011 (see Note 20).

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

(n)	Royalties, extraction tax and other taxes

Royalties, extraction tax, and other related taxes are calculated according to the provisions of the Hydrocarbons Law and other laws regulating the oil industry (see Notes 1 and 7) and are recognized in the statements of comprehensive income when caused. Royalty for the sale of crude is paid in kind (see Note 3-b) and is calculated and recorded by the amount caused up to the capped price established in the decree law that created a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market and subsequent amendments (see Note 7-g and 23-e) and not at the price oil is sold.

(o)	Equity

Capital Stock

Common shares are classified as equity. For the years ended December 31, 2013, 2012 and 2011, the Company has no preferred shares (see Note 13).

Share Premium

The Company recognizes as share premium any excess in the value of contributions made by shareholders for Company incorporation over the par value at the incorporation date (see Note 13).

Legal Reserve

The Venezuelan Code of Commerce requires companies to set aside 5% of their net income each year to a legal reserve until it reaches an amount equivalent to at least 10% of their capital stock in bolivars (see Note 13).

Other Equity Reserves

The Company has the policy of transferring from retained earnings to other equity reserves the net balance of the deferred tax asset. This reserve is recognized in retained earnings to the extent that such asset gets realized when the temporary differences that gave rise to it are deducted for tax purposes and consequently would be available for dividend payments (see Note 13).

Dividend Distribution

Dividend distribution to the Company’s shareholders is recognized as a liability in the financial statements in the period in which the dividends are approved by the shareholders of the Company (see Notes 13).

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

(p)	Accounting estimates requiring a high degree of Judgment

The Company continually evaluates judgments used to record its accounting estimates, which are recorded based on historical experience and other factors, including expectation of future events that are believed to be reasonable under the circumstances. Significant future changes to assumptions established by management may significantly affect the carrying value of assets and liabilities.

Below is a summary of the most significant accounting estimates made by the Company:

Estimates of oil and gas Reserves

Oil and gas reserves are key elements in the Company’s decision-making process. They are also important in evaluating impairment in the carrying amount of long-lived assets. Calculation of depreciation, amortization and depletion of property, plant and equipment accounts related to hydrocarbon production requires quantification of proved developed hydrocarbon reserves expected to be recovered by the Company in the future. Reserve estimates are only approximate amounts due to the high degree of judgment and specialization required to develop the information. Reserves are calculated by the support of specialized technical departments at Petróleos de Venezuela, S.A. (PDVSA) (related company that owns the Company’s main shareholder) and results are submitted for approval by Ministry of Popular Power for Oil and Mining (MPPPM) in order to guarantee the reasonableness of the information. Additionally, reserve studies are regularly updated to guarantee that any change in estimates is timely recorded in the Company’s financial statements.

Reserves studies of crude oil and gas assigned to the Company are updated once a year by the superintendence of reservoir of the Company who possesses adequate technological elements necessary to determine reserves, and its impact in the statements of comprehensive income is reflected under depletion for the years ended December 31, 2013, 2012, and 2011 (see Note 25).

Assessment of impairment in the value of Property, Plant, and Equipment

Management annually assesses impairment in the value of property, plant, and equipment. The main key assumptions considered by management to determine the recoverable amount of property, plant and equipment were income projections, oil prices, royalties, operating costs and the discount rate. Projections include proved developed reserves to be produced during the development period of production activities in the assigned fields. At December 31, 2013, 2012 and 2011, the Company has not identified impairment in the carrying value of property, plant, and equipment as a result of these estimates.

Abandonment Cost Calculation

The Company’s financial statements include an asset and a provision for property, plant, and equipment used in hydrocarbon production that is expected to be abandoned in the future and in relation to which the Company will make future disbursements. Assumptions considered for the calculation of this asset and the provision for abandonment (asset abandonment costs, date of abandonment, and inflation and discount rates) may vary depending on factors such as performance in the field, changes in technology and legal requirements. Assumptions made by the Company are recorded based on technical studies and management’s experience and are regularly reviewed (see Note 14).

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

(q)	Related Party Transactions

The Company does not disclose, as part of balances and transactions with related companies (see Note 21), transactions with government entities conducted in the normal course of business, the terms and conditions of which are consistently applied to other public and private entities and for which there are no other suppliers, i.e., supplies, electricity services, taxes, among others.

(r)	Accrual for Employee Benefits

Following corporate instructions, the related company PDVSA Petróleo, S.A. assumed the employer role for employees who accepted the transfer, and are working as assigned employees to Petrodelta, S.A. operations. According to this, PDVSA Petróleo, S.A. administer, prepare and pay those employees’ payroll and labor benefits and invoice direct payroll and benefits to the Company, which recognize those costs against a liability to PDVSA Petróleo, S.A. The direct payroll and benefits costs are determined by PDVSA according to the following policies:

Termination Benefits

The Company accrues for its liability in respect of employee termination benefits based on the provisions of the Venezuelan Labor Law and the prevailing oil-sector Collective Labor Agreement (see Note 22). Most of this accrual for indemnification has been deposited in trust accounts in the name of each employee. Amounts calculated for termination benefits according to the Labor Organic Law and Workers for personnel assigned by PDVSA Petróleo to the Company are calculated and recorded based on actuarial reports.

Profit Sharing and Bonuses

Liabilities in respect of labor benefits and bonuses for staff, vacation leaves, and other benefits are accounted for as incurred along with the staff’s provision of services.

During the years ended December 31, 2013, 2012 and 2011, the Company has not had direct employees and, therefore, has not recorded liabilities derived from these labor-related benefits except for the payroll related cost monthly billed to the Company by PDVSA Petróleos S.A.

Retirement Plan

The amount to be provision for retirement benefits is received from PDVSA based on actuarial studies. Net liabilities in respect of the retirement plan as defined in the contract are accounted for separately per each participant in said plan, by estimating the amount of future benefits to be acquired by staff versus their length of service during current and prior periods; said benefits are discounted in order to determine their current value, then it is deducted the fair market value of those assets associated to the plan. The discount rate

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

reflects the yield rate that, as of the date of the financial statements, is reported through financial instruments issued by credit institutions with high ratings and maturity dates that are in line with those due dates applicable to said liabilities. This calculation is made by an actuary by using the projected unit credit method.

Improvements made to the plan’s benefits, in connection with past service cost, are charged to the Company by PDVSA and expensed in the statements of comprehensive income over the estimated period that, on average, will last until the time that said benefits will be paid in full. As said benefits fall under irrevocable acquired rights after approval, said expense which is charged to the Company by PDVSA is recorded, immediately, in the statements of comprehensive income.

The amount accounted for as income or expense is the share corresponding to the total of unrecorded actuarial earnings or loss in excess of 10% of the greater of these sums: a) the current value of liabilities in respect of those benefits defined as of that date; and b) the reasonable value of the plan’s assets as of that date. Said caps are computed and apply separately per each plan’s benefit so defined.

Post-retirement Benefits other than Retirement

Net liabilities in respect of post-retirement benefits other than retirement, as defined in the contract, equal the total of future benefits earned by PDVSA employees assigned to the Company along with their length of service during current and prior periods. Said benefits include mainly: health and dental plans, burial and funeral insurance, and food electronic card. Said liabilities are computed by using the projected unit credit method; then they are deducted to reflect their current value and, if applicable, the fair market value of related assets is deducted as well. The discount rate reflects the yield rate that, as of the date of the financial statements, is reported through financial instruments issued by credit institutions with high ratings and maturity dates that are in line with those due dates applicable to said liabilities.

Past service cost and the actuarial income or loss are recorded by using the method set out in the retirement plan per the contract.

The provision for this concept is provided by PDVSA which is based on actuarial studies.

(s)	New accounting Standards not yet Adopted

Certain new standards, amendments and interpretations to existing standards were not effective for the year ended December 31, 2013 and have not been applied in the preparation of the Company’s financial statements. The most important standards, amendments and interpretations for the Company are as follows:

•

On December 12, 2013, the IASB concluded annual improvements projects to IFRSs 2010-2012 and 2011-2013 cycles amending several standards, all effective on or after July 1, 2014. Standards amended are: IFRS 2 Share-based Payment amends the definitions of vesting condition; IFRS 3 Business Combinations clarifies contingencies measurement and scope and excludes joint arrangement in the financial statements;

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

IFRS 8 Operating Segments on disclosures in aggregation criteria and reconciliation of reportable segments regularly; IFRS 13 Fair Value Measurements clarifies that issuing IFRS 13 and amending IFRS 9 and IAS 39 did not remove the ability to measure short-term receivables and payables with no stated interest rate at their invoice amounts without discounting if the effect of not discounting is immaterial, and also, clarifies that the scope of the portfolio exception defined in IFRS 13 includes all contracts accounted for within the scope of IAS 39 Financial Instruments: Recognition and Measurement or IFRS 9 Financial Instruments, regardless of whether they meet the definition of financial assets or financial liabilities as defined in IAS 32 Financial Instruments: Presentation; IAS 16 Property, Plant and Equipment clarifies that when an item of property, plant and equipment is revalued the gross carrying amount is adjusted in a manner that is consistent with the revaluation of the carrying amount; IAS 24 Related Party Disclosures clarifies that an entity providing key management personnel services to the reporting entity or to the parent of the reporting entity is a related party of the reporting entity; IAS 38 Intangible Assets clarifies that when an intangible asset is revalued the gross carrying amount is adjusted in a manner that is consistent with the revaluation of the carrying amount, and IAS 40 Investment Property clarifies that determining whether a specific transaction meets the definition of both a business combination as defined in IFRS 3 Business Combinations and investment property as defined in IAS 40 Investment Property requires the separate application of both standards independently of each other.

•	On November 19, 2013 the IASB issued a new version of IFRS 9 Financial Instruments which includes the new hedge accounting requirements and some related amendments to IAS 39 Financial Instruments: Recognition and Measurement and IFRS 7 Financial Instruments: Disclosures. IFRS 9 also replicates the amendments in IAS 39 in respect of novations. The IASB has tentatively decided at its February 2014 meetings to select an effective date January 1, 2018 as the effective date for mandatory application of IFRS 9.

•	On November 21, 2013, the IASB published narrow-scope amendments to IAS 19 Employee Benefits. The narrow scope amendments apply to contributions from employees or third parties to defined benefit plans. The objective of the amendments is to simplify the accounting for contributions that are independent of the number of years of employee service. The amendments are effective from July 1, 2014 with earlier application permitted.

•	On May 29, 2013, the IASB published amendments to IAS 36 Impairment of Assets clarifying that the scope of those disclosures is limited to the recoverable amount of impaired assets that is based on fair value less costs of disposal. The amendments are to be applied retrospectively for annual periods beginning on or after January 1, 2014 but earlier application is permitted for periods when the entity has already applied IFRS 13.

•

On October 31, 2012, the IASB published amendments to IFRS 10 Consolidated Financial Statements, IFRS 12 Disclosure of Interests in Other Entities and IAS 27 Separate Financial Statements in relation to Investments entities. The amendments apply to a particular class of business that qualifies as investment entities whose business purpose is to invest funds solely for returns from capital appreciation,

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

investment income or both. Also, the amendments provide an exception to the consolidation requirements in IFRS 10 and require investment entities to measure particular subsidiaries at fair value through profit or loss, rather than consolidate them. Under IFRS 12 the amendments also set out disclosure requirements for investment entities. These amendments are effective from January 1, 2014 with early adoption permitted.

•	On December 16, 2011, the IASB published 2 amendments to IFRS 7 Financial Instruments: Disclosures. The first amendment seeks to improve disclosures related to offsetting of financial assets and financial liabilities and will be effective for fiscal periods starting January 1, 2013. The second amendment deals about disclosure in relation to first time application of IFRS 9 Financial Instruments and will be effective for fiscal periods starting January 1, 2015.

•	On December 16, 2011, the IASB published amendments to IAS 32 Financial Instruments: Presentation. These amendments provide guidance when offsetting financial assets and financial liabilities. These amendments will be effective for fiscal periods starting January 1, 2014.

•	On November 12, 2009, the IASB issued IFRS 9 Financial Instruments. IFRS 9 is the first phase of IFRS 9 Financial Instruments, the accounting standard that will eventually replace IAS 39 Financial Instruments: Recognition and Measurement. Later, on October 28, 2010, the IASB published requirements for financial liabilities carried forward unchanged from IAS 39. However, some changes were made to the fair value option for financial liabilities to address the issue of own credit risk. Then, on December 16, 2011, the IASB published as mandatory January 1, 2015 for certain disclosures and modified the benefits for presenting comparative periods and related disclosures. Finally in November 19, 2013, the IASB published amendments to this standard.

The Company completed the analysis of these standards and determined no significant effects on its financial statements.

(t)	Recently Adopted Accounting Pronouncements

During 2013, certain standards and interpretations came into effect. The most important for Petrodelta S.A. are:

•	In June 2012, the IASB published amendments that are intended to provide additional transition relief in IFRS 10 Consolidated Financial Statements, IFRS 11 Joint Arrangements and IFRS 12 Disclosure of Interests in Other Entities, by “limiting the requirement to provide adjusted comparative information to only the preceding comparative period”. Also, amendments were made to IFRS 11 and IFRS 12 to eliminate the requirement to provide comparative information for periods prior to the immediately preceding period. These amendments are effective for annual periods beginning on or after January 1, 2013.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

•	In May 2012, the IASB concluded the 2009-2011 upgrade cycle which affected the following standards: IFRS 1 First-time Adoption of International Financial Reporting Standards on permitting repeated application of IFRS 1 and borrowing costs relating to qualifying assets for which the commencement date for capitalization is before the date of transition to IFRSs; IAS 1 Presentation of Financial Statements in relation to clarification of requirements on comparative information; IAS 16 Property, Plant and Equipment in relation to classification of servicing equipment; IAS 32 Financial Instruments: Presentation which clarifies that tax effects of a distribution to holders of equity instruments should be accounted for in accordance with IAS 12 Income Taxes and IAS 34 Interim Financial Reporting in relation to interim reporting on segment information for total assets in order to enhance consistency with the requirements in IFRS 8 Operating Segments. These amendments are effective for annual periods beginning on or after January 1, 2013.

•	In June 2011, the IASB published an amended version of IAS 19: Employee Benefits, effective for annual periods beginning on or after January 1, 2013. The amendment improve the accounting for pensions and other post-retirement benefits by providing investors and other users of financial statements with a much clearer picture of an entity´s obligations resulting from the provision of defined benefit plans and how those obligations will affect its financial position, financial performance and cash flow.

•	In May 2011, the IASB published amendments and new standards effective for annual periods beginning on or after 1 January 2013. A summary of these publications are as follows:

•	IAS 27 Consolidated and Separate Financial Statements: now only contains requirements related to Separate Financial Statements, changing therefore the title to Separate Financial Statements, and adding requirements for Separate Financial Statements in IAS 28 Investments in Associates and IAS 31 Interests in Joint Ventures. Application is allowed before entry into force.

•	IAS 28 Investments in Associates and Joint Ventures: it was the project of joint venture of the Board of International Accounting Standards, who decided to incorporate the accounting for joint ventures in IAS 28 because the equity method is applicable to joint ventures and associates. Because of this, the title was changed to Investments in Associates and Joint Ventures. Application is allowed before entry into force.

•	IFRS 10 Consolidated Financial Statements which is a replacement of sections of IAS 27 Separate Financial Statements and in its entirety of SIC 12 Consolidation – Special Purposes Entities: looks for having a single basis for consolidation for all entities. It is based on existing principles by identifying the concept of control as the determining factor in whether an entity should be included in the parent’s consolidated financial statements. The standard provides additional guidance to assist in determining control where it is difficult to assess. From its effective date, it eliminates IAS No. 27 and SIC 12 regardless of the nature of the investee, and that basis is control.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

•	IFRS 11 Joint Arrangements it provides a more realistic reflection of these businesses, focusing on the rights and obligations of the same, rather than its legal form (as is currently the case). The standard addresses inconsistencies in the reporting of joint ventures by requiring a single method to account for interests in jointly controlled entities form. Proportionate consolidation option is removed. From its effective date, it eliminates IAS No. 31 and SIC 13

•	IFRS 12 Disclosure of Interests in Other Entities require extensive disclosures relating to an entity´s interests in subsidiaries, joint arrangements, associates and unconsolidated structured entities to help users of its financial statements evaluate the nature of and risks associated with its interests in other entities and the effect of those interests in its financial statements.

•	IFRS 13 Fair Value Measurement establishes a single framework for measuring fair value required by other Standards and applies to both financial and non-financial items measured at fair value.

The Company’s accounting policies have been revised and modified, when necessary, to adopt the requirements established in these new standards or interpretations. Adoption of these standards and interpretations did not significantly affect the Company’s financial statements.

(4)	Exchange Agreement with the Central Bank of Venezuela (BCV)

On December 30, 2013, Foreign Exchange Agreement No. 24 was published in the Official Gazette No. 40,324. This Exchange Agreement between the Ministry of the People´s Power for Finance Matters and the Central Bank of Venezuela (BCV) established among other things the buying exchange rate applicable to Petróleos de Venezuela, S.A. and its subsidiaries including mix companies created in accordance within the provision of the Organic Hydrocarbons Law, for the sale of foreign currency originated from activities different from export and or sale of hydrocarbons operations, will be equal to the exchange rate resulting from the latest foreign exchange allocation through Supplementary on Foreign Exchange Administration System (SICAD), which will be published in the website of the BCV, reduced by 0.25%. The same buying rate will apply to the sale of foreign currency transactions generated by services companies that are part of the so-called Petroleum Industrial National Conglomerate, and those who derived from mineral exports.

On February 8, 2013, was published in the Official Gazette No. 40,108, presidential decree No. 9,381 the creation of a higher rank agency to optimize the exchange rate system in order to design, plan, and execute monetary strategies by the government, to reach higher efficiency and transparency providing foreign currency to the country economic sector. Decisions from this agency will be adopted by the Ministry of People Power for Planning and Finance as well as the Venezuela Central Bank.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

In May 2010, the government of the Bolivarian Republic of Venezuela established the Transactions System with Foreign Currency Securities (Sistema de Transacciones con Títulos en Moneda Extranjera (“SITME”)) for exchanging Bolivars. SITME’s purpose is to assist companies and individuals requiring foreign currency (U.S. dollars) for the import of goods and services into Venezuela. SITME may also be used for buying or selling of Venezuelan bonds. The Company does not have, and has not had, any transaction through SITME.

On December 30, 2010, Foreign Exchange Agreement No. 14, effective as of January 1, 2011, was published in Official Gazette 39,584. This Agreement sets the exchange rate at Bs.4.2893 per U.S. Dollar for purchases and Bs.4,30 per U.S. dollar for sales. This resolution supersedes Foreign Exchange Agreement No. 14, dated January 8, 2010, published in Official Gazette of the Bolivarian Republic of Venezuela 39,342, dated January 8, 2010; as well as Foreign Exchange Agreements No. 15, No. 16, No. 17, and any other provision that may come into conflict with this Foreign Exchange Agreement.

The pronouncement of the Exchange Agreement No. 14 did not have an effect on the Company’s right to maintain foreign currency funds at financial institutions outside the country on revenues proceeds from sale of crude in order to make payments and disbursements (see Note 23-f).

On November 21, 2005, the Exchange Agreement No. 9 was published in the Official Gazette No. 38,318, later revised on March 22, 2007 and published in the Official Gazette No. 38.650, which establishes that foreign currency obtained from hydrocarbon exports, must be sold to the Venezuelan Central Bank (BCV), except for foreign currency earmarked for activities conducted by PDVSA in conformity with the BCV Law Reform. Under this agreement, PDVSA and its subsidiaries may not maintain foreign currency funds in Venezuela for more than 48 hours, and establishes how these funds will be used by PDVSA.

(5)	Determination of Fair Values

Certain of the Company’s accounting policies and disclosures require the determination of fair values for financial and non-financial assets and liabilities. Fair values have been estimated for purposes of valuation and disclosure using available market information and appropriate valuation methods. When applicable, additional information on fair value estimates of assets and liabilities is disclosed in the specific notes to the statements of financial position.

Non-Derivative Current Financial Assets and Liabilities

The carrying amounts of financial assets and liabilities included in prepaid expenses and other assets, accounts receivable, cash and cash equivalents and accounts payable to suppliers approximate their fair value because of the short-term maturities of these instruments.

The fair value of recoverable tax credits and other liabilities has been determined by discounting their carrying value based on estimation of future collections and payments, using interest rates calculated according to the inherent risk of the assessed instrument such as credit quality, liquidity, currency and other factors (see Note 7-k).

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

The net carrying value of the account payable to PDVSA approximates the estimated fair value since its payment depends on the volume and nature of transactions conducted by the Company with the parent Company and its subsidiaries.

Derivative Financial Assets and Liabilities

The fair value of derivative financial instruments is based on the amount that the Company will receive or pay to terminate the agreements, taking into account current commodity prices, interest rate and the current creditworthiness of the parties involved. During the years ended December 31, 2013, 2012 and 2011, Petrodelta, S.A. did not engage in operations involving derivative financial instruments.

Non-Derivative Financial Obligations

The fair value of non-derivative financial obligations, which is determined for disclosure purposes, is calculated based on information provided by financial institutions and the present value of future principal and interest cash flows, discounted at the market interest rate at the reporting date, based on the inherent risk of those obligations. During the years ended December 31, 2013, 2012 and 2011, the Company did not engage in operations involving non derivative financial debt instruments.

Accounts Payable with Related Parties

The value of accounts payable to related parties approximate their fair value and are settle upon decisions adopted by PDVSA.

(6)	Financial Risk Management

Local and international conditions, such as recession periods, inflation, interest rates, devaluation, and hydrocarbon price volatility may have a significant effect on the Company’s financial position. The Company is exposed to a variety of financial risks: market risk (including exchange rate fluctuation risk, interest rate risk and price risk), liquidity risk and capital risk. Financial instruments exposed to concentration of credit risk consist primarily of cash and trade accounts receivable.

At December 31, 2013, 2012 and 2011, the Company’s cash is placed with local and foreign financial institutions. In addition, there is some concentration of credit risk in trade accounts receivable since all crude oil and gas produced is sold to PDVSA Petróleo, S.A.

Market Risk

Market risk is the risk that changes in market prices, including foreign exchange rates, interest rates or sales prices, will affect the Company’s income or the value of its financial instruments. The Company’s general risk management focuses on the uncertainty surrounding financial markets and seeks to minimize the potential adverse effects on the Company’s financial performance.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

The Company is exposed to risks stemming from changes in the sale price of hydrocarbons, which depend on external market factors. At December 31, 2013, 2012 and 2011, hydrocarbon sales prices are calculated based on predetermined formulas that consider the price of hydrocarbons in different international markets. Price fluctuations may have a significant impact on the Company’s income. At December 31, 2013, 2012 and 2011, the Company has no mechanisms in place to protect against exposure to hydrocarbon sales price fluctuations.

In addition, the Company operates in Venezuela and is exposed to foreign exchange risk from variations in the exchange rate of the Bolívar relative to the U.S. dollar. Foreign exchange risk is mainly derived from future commercial operations and assets and liabilities recognized in bolivars.

The Company has accounts receivable to PDVSA which earn interest on arrears 45 days after bills are due and is, therefore, exposed to interest rate fluctuation.

Liquidity Risk

It is the risk that the Company will not be able to comply with its financial liabilities through their maturity. The approach the Company maintains to manage this risk implies having enough cash and temporary investments as well as the availability of funds provided by its main shareholder, who supplies funds according to the Company needs. The Company permanently evaluates its future cash flows through short and long term projections from estimated sales and cash requirements which correspond mainly to operation and maintenance of production facilities.

Capital Risk

The Company is focused on safeguarding its ability to continue as a going concern, so that it can be strength and motor development of the region in which the Company operates, it allows to provide returns shareholders and to maintain an optimal capital structure to reduce the cost of capital. Capital consists of share capital, share premium, and retained earnings.

The Company’s strategy has been progressively strengthening its equity situation through adjustments in light of changes in economic conditions and the risk characteristics of the operations. To strengthen the capital structure, the Company may decide on the strategy paid dividends, the creation or transfer of reserves and the sale of assets.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

(7)	Taxes and Royalties

Below is a summary of taxes affecting the Company’s operations, stated (in thousands):

	Years ended December 31,
	2013	2012	2011	2013	2012	2011
	U.S. Dollars			Bolívar
Income tax expense (benefit):
Current income tax expense	325,217	127,080	190,577	2,048,867	546,444	819,481
Deferred income tax (benefit) expense	(40,020)	76,030	(94,622)	(252,126)	326,929	(406,875)

Total income tax expense	285,197	203,110	95,955	1,796,741	873,373	412,606

	Years ended December 31,
	2013	2012	2011	2013	2012	2011
	U.S. Dollars			Bolívars
Royalties and other taxes:
Royalty on oil production (See Note 21)	343,331	276,620	260,007	2,162,985	1,189,466	1,118,030
Royalty on gas production (See Note 21)	4,492	4,289	3,415	28,300	18,443	14,685
Royalty for the municipalities	12,870	10,394	9,729	81,081	44,694	41,835
Royalty for endogenous development projects	25,739	20,787	19,458	162,156	89,384	83,669
Surface tax	480	558	235	3,024	2,399	1,011
Windfall tax (see Note 7-l and 7-m)	234,453	291,355	237,632	1,477,054	1,252,827	1,021,817
Windfall tax credit (see Note 7)	(55,168)			(347,558)

Royalty and other taxes	566,197	604,003	530,476	3,567,042	2,597,213	2,281,047

Windfall tax credit

On March 4, 2013 Petróleos de Venezuela, S.A. requested to the Ministry of Popular for Oil and Mining an exemption to the contribution established in Article 12 of the Decree with Rank and Force of Law creating the Special Contribution for Extraordinary Prices and Exorbitant Prices in the International Oil market published in official Gazette No. 39.871 dated February 27, 2012 for the incremental production obtained during the year. For the requested exemption, the Company received from PDVSA Petróleo a credit note of US$.55,168 thousands (Bs.347,558 thousands) for the preliminary adjustment to the contribution exemption which was part of the accrual of this special contribution as of December 31, 2012. The Company has not received from the Ministry of Popular Power for Oil and Mining written submission to approve the requested exemption. This benefit is being included in the statements of comprehensive income under royalties and other taxes.

(a)	Income Tax

Reconciliation between the nominal and the effective income tax rates for each year is shown below (in thousands):

		Years ended December 31,
		2013			2012			2011
	%	U.S. Dollars	Bolivars	%	U.S. Dollars	Bolivars	%	U.S. Dollars	Bolivars
Profit before income tax:
Net profit		255,782	1,611,427		85,993	369,769		232,460	999,577
Income tax expense		285,197	1,796,741		203,110	873,373		95,955	412,606

Profit before income tax		540,979	3,408,168		289,103	1,243,142		328,415	1,412,183

Oil-sector nominal income tax rate	50	270,490	1,704,084	50	144,552	621,571	50	164,208	706,092
Tax inflation adjustment	(6)	(30,182)	(190,147)	(10)	(27,971)	(120,275)	(9)	(28,817)	(123,913)
Deferred income tax	(7)	(40,020)	(252,126)	26	76,030	326,929	(29)	(94,622)	(406,875)
Non-deductible provisions and other	16	84,909	534,930	4	10,499	45,148	17	55,186	237,302

Effective rate	53	285,197	1,796,741	70	203,110	873,373	29	95,955	412,606

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

The decrease in the effective tax rate for the year ended December 31, 2013 is mainly attributable to:

•	Lower inflation adjustment in determining income tax payable offset with a higher taxable income from an increase in non-deductible expenses.

•	Reduction in the deferred tax expense in relation to the year before. For the year ended December 31, 2012, the Company adjusted the deferred tax asset from non-monetary assets subject to inflation such as work in progress, fixed assets placed in service and inventories, at an exchange rate it estimated the tax benefit will be realized resulting in a reduction of the deferred tax asset recognized at the end of December 31, 2011.

As of December 31, 2013, 2012, and 2011 the Company has a balance of income tax payable, expressed in thousands, of US$.214,698 (Bs.1,352,590), US$.92,965 (Bs.399,750), and US$.172,879 (Bs.743,380), respectively.

(b)	Tax Loss Carry forwards

The current Income Tax Law allows tax losses to be carried forward for three years to offset future taxable income, except losses resulting from the application of the fiscal inflation adjustment, which can be carried forward one year. At December 31, 2013, 2012 and 2011 the Company had no tax loss carry forward.

(c)	Tax Inflation Adjustment

Venezuelan Income Tax Law requires an initial inflation adjustment to compute taxable income. The Law provides that the initially adjusted values of property, plant and equipment should be depreciated or amortized for tax purposes over the remaining useful lives of such assets. The Law also requires that an annual inflation adjustment be included in income tax reconciliation as a taxable or deductible item.

(d)	Transfer Pricing

According to the Income Tax Law, taxpayers subject to this tax that conduct import, export and loan transactions with related parties abroad are required to calculate income, costs and deductions applying the methodology set out in the Law.

(e)	Income Tax Rate

Official Gazette No. 38,529 of the Bolivarian Republic of Venezuela, published on September 25, 2006, modifies Article No. 11 of the Law regarding the rate applicable to companies engaged in hydrocarbon production and related activities, establishing a 50% general rate. However, only companies that conduct integrated or non-integrated activities related to exploration and production of non-associated gas, and processing, transportation,

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

distribution, storage, marketing and export of gas and its components, or those exclusively engaged in refining of hydrocarbons or enhancement of heavy and extra-heavy crude oil are subject to a 34% tax rate. Therefore, application of the 34% rate for companies incorporated under the joint venture agreements executed under the superseded Law Reserving Hydrocarbon Trade and Industry to the State is eliminated.

(f)	Deferred income Tax

The movements of deferred income tax asset (liability) shown in the results of each year are as follows (in thousands):

2013:	2012 Asset (Liability)		Income (Loss) recognized in Statements of Comprehensive Income		Effect For variation in the exchange rate	2013 Asset (Liability)		Net deferred tax at December 31, 2013 (see Note 13)
U.S. Dollars-
Accounts receivable	10,995	(32,428)	45,190	(35,096)	(1,953)	21,805	(35,097)	(13,292)
Property, plant and equipment	5,082	(27,985)	30,759	(26,179)	7,271	—	(11,052)	(11,052)
Inventories	21	(7,653)	5,827	—	2,423	618	—	618
Accruals and other liabilities	123,394	—	58,119	(38,600)	(30,098)	111,815	—	111,815

	138,492	(68,066)	139,895	(99,875)	(22,357)	134,238	(46,149)	88,089

Bolivars-
Accounts receivable	47,279	(139,440)	284,700	(221,110)	(55,168)	137,372	(221,111)	(83,739)
Property, plant and equipment	21,853	(120,336)	193,784	(164,929)	—	—	(69,628)	(69,628)
Inventories	90	(32,908)	36,711	—	—	3,893	—	3,893
Accruals and other liabilities	526,294	—	122,966	—	55,168	704,428	—	704,428

	595,516	(292,684)	638,161	(386,039)	—	845,693	(290,739)	554,954

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

2012:	2011 Asset (Liability)		Income (Loss) recognized in Statements of Comprehensive Income		2012 Asset (Liability)		Net deferred tax at December 31, 2012 (see Note 13)
U.S. Dollars-
Accounts receivable and other assets	9,656	—	1,339	(32,428)	10,995	(32,428)	(21,433)
Property, plant, and equipment	62,520	(8,214)	(57,438)	(19,771)	5,082	(27,985)	(22,903)
Inventories	4,182	—	(4,161)	(7,653)	21	(7,653)	(7,632)
Accruals and other liabilities	78,704	(392)	43,690	392	122,394	—	122,394

	155,062	(8,606)	(16,570)	(59,460)	138,492	(68,066)	70,426

Bolivars-
Accounts receivable and other assets	41,521	—	5,758	(139,440)	47,279	(139,440)	(92,161)
Property, plant, and equipment	268,836	(35,320)	(246,983)	(85,016)	21,853	(120,336)	(98,483)
Inventories	17,983	—	(17,893)	(32,908)	90	(32,908)	(32,818)
Accruals and other liabilities	338,427	(1,686)	187,867	1,686	526,294	—	526,294

	666,767	(37,006)	(71,251)	(255,678)	595,516	(292,684)	302,832

2011:	2010 Asset (Liability)		Income (Loss) recognized in Statements of Comprehensive Income		2011 Asset (Liability)		Net deferred tax at December 31, 2011 (see Note 13)
U.S. Dollars-
Accounts receivable	3,200	—	6,456	—	9,656	—	9,656
Property, plant, and equipment	18,184	(6,862)	44,336	(1,352)	62,520	(8,214)	54,306
Inventories	—	(987)	5,169	—	4,182	—	4,182
Accruals and other liabilities	38,821	(522)	39,883	130	78,704	(392)	78,312

	60,205	(8,371)	95,844	(1,222)	155,062	(8,606)	146,456

Bolivars-
Accounts receivable	13,760	—	27,761	—	41,521	—	41,521
Property, plant and equipment	78,191	(29,507)	190,645	(5,813)	268,836	(35,320)	233,516
Inventories	—	(4,244)	22,227	—	17,983	—	17,983
Accruals and other liabilities	166,930	(2,244)	171,497	558	338,427	(1,686)	336,741

	258,881	(35,995)	412,130	(5,255)	666,767	(37,006)	629,761

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

(g)	Royalties

According with the Venezuelan Hydrocarbon Law (LOH), royalties are paid based on crude oil produced and associated natural gas processed in Venezuela. Volumes of hydrocarbons produced in traditional areas are taxed with a 30% rate.

The partial reform of the Hydrocarbon Law was approved in May 2006, whereby operators should pay 33.33% of the wellhead value of each barrel to the Venezuelan government by means of royalties and additional taxes.

On November 14, 2006, a new calculation of royalties was established for companies that conduct primary oil activities in the country requiring that contents of sulphur and API gravity of liquid hydrocarbons extracted be measured on a monthly basis and be reported together with taxed production. This information will be part of the royalty payment price and will be used for calculation of any special advantage. This information will result in adjustments for gravity and sulphur, which will be published by Ministry of Popular Power for Energy and Mining (MPPPM).

On April 18, 2011, the Venezuelan government published in the Extraordinary Official Gazette No. 6.022, by means of decree-law No. 8.163 of same date, the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market. This Law and among other things, caps royalty, extraction tax, and export register tax at US$.70 per barrel until it was amended on February 20, 2013 and published in the Official Gazette No. 40.114 which raises the cap price for royalties, extraction tax and export registry tax according to the provision in the LOH to US$.80 per barrel (see Note 23-e). Royalty under prior Law and current Law for the years ended December 31, 2013, 2012 and 2011 amounted to US$.347,823 thousands, US$.280,909 thousands and US$.263,422 thousands (Bs.2,191,285 thousands, Bs. 1,207,909 thousands and Bs.1,132,715 thousands), respectively, included in the statements of comprehensive income under royalties and other taxes (see Note 21).

(h)	Extraction Tax

The Venezuelan Hydrocarbon Law Reform establishes a rate equivalent to 33.33% of the value of all liquid hydrocarbons extracted from any reservoir, calculated on the same basis as for royalties. In determining this tax, the taxpayer may deduct the amount that would have been paid for royalty, including the additional royalty paid as special advantage. Petrodelta, S.A. incurred no tax in this connection for 2013, 2012 and 2011.

(i)	Surface Tax

The Venezuelan Hydrocarbon Law establishes a surface tax equivalent to 100 tax units for each square kilometer or fraction thereof per year for licensed areas that are not under production. This tax will increase by 2% during the first five years, and by 5% during all subsequent years. Petrodelta, S.A. incurred in this tax during 2013, 2012 and 2011 for US$.480 thousands, US$.558 thousands and US$.235 thousands (Bs.3,024 thousands, Bs.2,399 thousands and Bs.1,011 thousands), respectively, included in the statements of comprehensive income under royalties and other taxes.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

(j)	General Consumption Tax

The Venezuelan Hydrocarbon Law Reform establishes an internal consumption tax equivalent to 10% of the value of each cubic meter of hydrocarbon derivatives produced and consumed as fuel in internal operations, calculated on the final selling price. During the year ended December 31, 2012, Ministry of Popular Power for Energy and Mining (MPPPM) sent to the Company the tax return to pay for this tax corresponding to the period starting January 2007 to September 2012 for the amount of US$.1,193 thousands (equivalent to Bs.5,128 thousands), whereas corresponding to the year 2012 are US$.207 thousands (Bs.890 thousands) and corresponding to the period 2007 to 2011 the amount of US$.986 thousands (Bs.4,638 thousands). All this tax levied was recorded in the statement of comprehensive income during the year 2012. For the year ended December 31, 2013 the Company recorded in the statement of comprehensive income the amount of US$.280 thousands (Bs.1,763 thousands) for general consumption tax.

(k)	Value Added Tax (VAT)

On March 26, 2009, under Official Gazette No. 39,147 modification of applicable tax rate for value added tax to 12% was published, having effect from April 1, 2009 to the report date.

The VAT Law establishes an exemption on trading of certain hydrocarbon-derived fuels and also has authority to recover from the government certain tax credits originated from sales. Recoverable amounts bear no interest.

Below is a summary of the movement of recoverable tax credits (in thousands):

	December 31,
	2013	2012	2011	2013	2012	2011
	U.S. Dollars			Bolivars
Recoverable amounts at the beginning of the year	44,581	25,858	13,453	191,702	111,193	57,848
Generated during the year	32,963	20,062	19,028	207,666	86,268	81,822
Adjustment to fair value	(16,513)	(1,339)	(6,623)	(104,037)	(5,759)	(28,477)
Effect for variation in the exchange rate	(14,153)	—	—	—	—	—

Recoverable amounts at the end of the year	46,878	44,581	25,858	295,331	191,702	111,193
Non-current portion of recoverable tax credits	(46,878)	(29,721)	(17,239)	(295,331)	(127,801)	(74,129)

Current portion of recoverable tax credits (See Note 11)	—	14,860	8,619	—	63,901	37,064

The Company management considers that the efforts made and agreements reached with the Government will not permit it to recover part of the tax credits during the year 2013.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

At December 31, 2013 and 2012, the Company estimated the fair value of the tax credits to recover using the discount rate of 8.783%. At December 31, 2011 the Company estimated the fair value of these credits using a discount rate of 13.017%. These discount rates are calculated yearly by its main shareholder with the financial statements of the prior year and using outside parameters updated each year. Furthermore, at December 31, 2013 and to calculate the fair value as of this date, Management modified the years estimated to recover the tax credits from 3 to 4 years. At December 31, 2013, 2012 and 2011, the adjustment for US$.16,513 thousands, US$.1,339 thousands and US$.6,623 thousands (Bs. 104,037 thousands, Bs.5,759 thousands and Bs.28,477 thousands), respectively, is included in the statements of comprehensive income under the category of financial expenses.

(l)	Law on Special Contributions over Extraordinary Prices of the International Hydrocarbons Market

In April 2008, the National Executive of the Venezuelan Bolivarian Republic, by means of a decree-law, established a special contribution over extraordinary prices of the international hydrocarbons market, amended in July 2008, which levies the sale of crude oil whenever the average price for the month in question of the Venezuelan oil production exceeds the price of US$.70/barrel. The amount of said contribution equals 50% of the difference resulting of the average price per month and the aforementioned cap of US$.70/barrel. In addition, this decree-law sets forth that whenever the average price per month exceeds the price of US$.100/barrel, the total amount of said special contribution will be equivalent to 60% of the above defined difference. This law was superseded by the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market (see Note 23-e) published on April 18, 2011. During the period this law was in effect until it was superseded on April 19, 2011, Petrodelta, S.A. incurred in this tax for the year ended December 31, 2011 the amount of US$.38,244 thousands (Bs.164,449 thousands), included in the statements of comprehensive income under royalties.

m)	Amendment to the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market

On February 20, 2013, was published in the Official Gazette No. 40.114, an amendment to the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market, published on April 18, 2011 in the Extraordinary Official Gazette No. 6.022, by means of decree-law No. 8.163 of same date. The amendments changes the intervals for calculating the special contribution and raise the base price to US$80 per barrel from US$70 per barrel (see Note 23-e). From the date this law came into effect, April 19, 2011, the Company incurred a special contribution from extraordinary prices and special contribution from exorbitant prices and recorded it in the statement of comprehensive income under royalties and other taxes for the year ended December 31, 2013, 2012 and 2011 the amounts of US$.234,453 thousands, US$.291,355 thousands and US$.199,388 thousands (Bs.1,477,054 thousands, Bs.1,252,827 thousands and Bs.857,368 thousands), respectively.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

n)	Other taxes

The Company is subject to special advantage taxes, which are determined based on: a) an interest as additional royalty of 3.33% on volumes of hydrocarbons extracted in the delimited areas assigned to Petrodelta S.A., and b) an amount equivalent to the difference, if any, between (i) 50% of the value of the hydrocarbons extracted in the delimited areas assigned to Petrodelta S.A. in each calendar year and (ii) the sum of payments made by the mixed companies to the Bolivarian Republic of Venezuela, for activities developed during the calendar year, for royalties on hydrocarbons and investments in endogenous development projects, equivalent to 1% of pre-tax income. Taxes for special advantages must be paid before April 20 of each year, pursuant to Exhibit F of the Agreement for Conversion into a Mixed Company. In relation to a) above, and the law that came into effect, published on April 18, 2011, creating a special contribution on extraordinary prices and exorbitant prices in the international hydrocarbons market and its amendments (see Note 23-e), which establishes a cap price of US$.70 per barrel until February 19, 2013 and a cap price of US$.80 per barrel from February 20, 2013, Petrodelta, S.A. incurred in this tax during 2013, 2012 and 2011 for US$.38,609 thousands, US$.31,181 thousands and US$.29,187 thousands (Bs.243,237 thousands, Bs.134,078 thousands and Bs.125,504 thousands), respectively, included in the statements of comprehensive income under royalties. In relation to b) above, at December 31, 2013, 2012 and 2011, this special advantage tax was lower than what the Company paid and accrued for royalties and special advantages tax.

Official Gazette No. 39.273 of the Bolivarian Republic of Venezuela, published on September 28, 2009, approved the modification of article regulating special advantages tax levied on mix companies to redistribute the use of funds by the additional royalty of 3.33% that mix companies have to pay on hydrocarbons volumes extracted from delimited areas. The modified article establish deliver 1.11% to municipalities where oil activities in the country take place and 2.22% for a special fund to be administered by the Executive branch to finance endogenous development projects. During the year ended December 31, 2013 the Company paid to the special fund administered by the Executive branch for financing endogenous development projects the amount of US$.28,664 thousands (Bs.180,586 thousands), of which corresponding to the month of January to September of 2013 are the amount of US$.17,858 thousands (Bs.112,504 thousands) and corresponding to the months of April to December of 2012 are the amount of US$.10,806 thousands (Bs.68,082 thousands).

(8)	Property, Plant, and Equipment, Net

Property, plant, and equipment, net at December 31 comprises the following (in thousands):

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

U.S. Dollars-	Wells and production facilities	Construction in progress	Asset retirement costs	Furniture and equipment	Strategic inventories	Total
Cost:
Balances at December 31, 2010	340,162	78,755	21,925	10,615	5,096	456,553
Additions	—	132,995	—	4,961	—	137,956
Transfers and capitalization	100,495	(100,495)	—	—	—	—
Strategic inventories	—	—	—	—	1,124	1,124
Asset retirement obligation	—	—	7,644	—		7,644

Balances at December 31, 2011	440,657	111,255	29,569	15,576	6,220	603,277
Additions	—	177,349	—	6,871	—	184,220
Transfers and capitalization	167,517	(167,517)	—	—	—	—
Strategic inventories	—	—	—	—	6,742	6,742
Asset retirement obligation	—	—	23,229	—	—	23,229

Balances at December 31, 2012	608,174	121,087	52,798	22,447	12,962	817,468
Additions		265,380		3,856		269,236
Transfers and capitalization	145,902	(136,284)		(9,618)		—
Strategic inventories					7,518	7,518
Asset retirement obligation			(8,823)			(8,823)
Asset retirement	(2,844)		(387)			(3,231)

Balances at December 31, 2013	751.232	250,183	43,588	16,685	20,480	1,082,168

Depletion, depreciation and amortization -
Balances at December 31, 2010	122,395	—	8,201	4,141	—	134,737
Depletion, depreciation, and amortization	51,753	—	4,940	1,682	—	58,375

Balances at December 31, 2011	174,148	—	13,141	5,823	—	193,112
Depletion, depreciation, and amortization	80,362	—	2,806	2,837	—	86,005

Balances at December 31, 2012	254,510	—	15,947	8,660	—	279,117
Depletion, depreciation, and amortization	77,945		5,674	3,584		87,203
Asset retirement	(1,464)		(137)			(1,601)

Balances at December 31, 2013	330,991	—	21,484	12,244	—	364,719

Total net cost at December 31, 2013	420,241	250,183	22,104	4,441	20,480	717,449

Total net cost at December 31, 2012	353,664	121,087	36,851	13,787	12,962	538,351

Total net cost at December 31, 2011	266,509	111,255	16,428	9,753	6,220	410,165

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

Bolivars-	Wells and production facilities	Construction in progress	Asset retirement costs	Furniture and equipment	Strategic inventories	Total
Cost:
Balances at December 31, 2010	1,462,697	338,646	94,277	45,645	21,913	1,963,178
Additions	—	571,879	—	21,332	—	593,211
Transfers and capitalization	432,129	(432,129)	—	—	—	—
Strategic inventories	—	—	—	—	4,833	4,833
Asset retirement obligation	—	—	32,869	—	—	32,869
Effect for variation in the presentation currency	617,889	70,760	42,746	16,052	26,045	773,492

Balances at December 31, 2011	1,894,826	478,396	127,146	66,977	26,746	2,594,091
Additions	—	762,602	—	29,545	—	792,147
Transfers and capitalization	720,323	(720,323)	—	—	—	—
Strategic inventories	—	—	—	—	28,991	28,991
Asset retirement costs	—	—	99,886	—	—	99,886

Balances at December 31, 2012	2,615,149	520,675	227,032	96,522	55,737	3,515,115
Additions	—	1,671,894	—	24,293		1,696,187
Transfers and capitalization	919,183	(858,589)	—			—
Strategic inventories	—	—	—		47,363	47,363
Asset retirement obligation	—	—	(55,585)			(55,585)
Asset retirement	(17,917)		(2,438)			(20,355)
Effect for variation in the presentation currency	1,216,347	242,173	105,595	44,894	25,924	1,634,933

Balances at December 31, 2013	4,732,762	1,576,153	274,604	105,115	129,024	6,817,658

Depletion, depreciation and amortization -
Balances at December 31, 2010	526,299	—	35,263	17,807	—	579,369
Depletion, depreciation and amortization	222,538	—	21,242	7,233	—	251,013

Balances at December 31, 2011	748,837	—	56,505	25,040	—	830,382
Depletion, depreciation and amortization	345,555	—	12,067	12,199	—	369,821

Balances at December 31, 2012	1,094,392	—	68,572	37,239	—	1,200,203
Depletion, depreciation and amortization	491,054		35,746	22,579		549,378
Asset retirement	(9,223)		(863)			(10,086)
Effect for variation in the presentation currency	509,021	—	31,984	17,319	—	558,234

Balances at December 31, 2013	2,085,244	—	135,349	77,136	—	2,297,729

Total net cost at December 31, 2013	2,647,518	1,576,153	139.255	27,979	129,024	4,519,929

Total net cost at December 31, 2012	1,520,757	520,675	158,460	59,283	55,737	2,314,912

Total net cost at December 31, 2011	1,145,989	478,396	70,641	41,937	26,746	1,763,709

During the years ended December 31, 2013, 2012, and 2011 the Company added furniture and equipment and construction in progress for approximately US$.269,236 thousands, US$.184,220 thousands and US$.137,956 thousands (Bs.1,696,187 thousands, Bs.792,147 thousands and Bs.593,211 thousands), respectively.

During the years ended December 31, 2013, 2012 and 2011, the Company assessed asset impairment, taking into account new market and business conditions, and determined that there was no evidence of impairment of production assets.

At December 31, 2013 the Company modified the discount rate used to calculate the present value of future obligations resulting in a reduction of US$.8,823 thousands (Bs.55,585 thousands) in the asset retirement cost. For the years ended December 31, 2012 and 2011 the rate applied resulted in an increase in retirement cost in the amount of US$.23,229 thousands and US$.7,644 thousands (Bs.99,886 thousands and Bs.32,869 thousands), respectively (see Note 14).

The balance of construction in progress mainly comprises investment projects for exploration and production activities related to drilling, maintenance, electrical systems, pipelines, well reconditioning and adaptation, expansion and infrastructure aimed at maintaining production capacity and adapting the infrastructure to production levels set out in the Corporation’s business plan. At December 31, 2013, 2012 and 2011, the balance of construction in progress for investments related to the aforementioned activities amounts to approximately US$.250,183 thousands, US$.121,087 thousands and US$.111,255 thousands (Bs.1,576,153 thousands, Bs.520,675 thousands and Bs.478,396 thousands), respectively. During the years ended December 31, 2013, 2012 and 2011 fixed assets capitalized amounted to US$.100,495 thousands, US$.167,517 thousands and US$.136,308 thousands (Bs.432,129 thousands, Bs.720,323 thousands and Bs.858,740 thousands), respectively.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

(9)	Prepaid expenses and other assets

Prepaid expenses and other assets comprise the following (in thousands):

	December 31,
	2013	2012	2011	2013	2012	2011
	U.S. Dollars			Bolivars
Prepaid insurance	663	669	304	4,177	2,877	1,307
Prepaid services	192	450	177	1,210	1,935	761
Prepaid rent	14	42	42	88	181	180

	869	1,161	523	5,475	4,993	2,248

(10)	Inventories

A summary of inventories is shown below (in thousands):

	December 31,
	2013	2012	2011	2013	2012	2011
	U.S. Dollars			Bolivars
Materials and supplies	125,712	90,640	43,072	791,986	389,752	185,209
Less:
Inventory obsolescence provision (See Note 3-i)	(1,236)	(41)	(58)	(7,787)	(176)	(249)
Materials and supplies classified as strategic inventory in other non-current assets (see Note 8)	(20,480)	(12,962)	(6,220)	(129,024)	(55,737)	(26,746)

	103,996	77,637	36,794	655,175	333,839	158,214

(11)	Accounts Receivable

Accounts receivable comprise the following (in thousands):

	December 31,
	2013	2012	2011	2013	2012	2011
	U.S. Dollars			Bolivars
Related parties (see Note 21)	1,717,946	1,232,199	912,652	10,823,060	5,298,456	3,924,404
Current portion of recoverable tax credits (see Note 7—k)	—	14,860	8,619	—	63,901	37,064
Advances on windfall tax	70,194	64,694	—	442,222	278,185	—
Other	7,630	1,549	1,517	48,069	6,660	6,523

	1,795,770	1,313,302	922,788	11,313,351	5,647,202	3,967,991

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

During the years ended December 31, 2013, 2012 and 2011, the Company offsets accounts receivables and payables between PDVSA and its affiliates, including CVP with the Company in the amounts approximately of US$.442 million, US$.565 million and US$.374 million, respectively. These offsetting of accounts were approved by the Board of Directors of the Company. Exposure to credit risk related to accounts receivable are presented in Note 19.

As of December 31, 2013 accounts receivable from sales of crude from El Salto field and for which will be invoiced under the Boscán pricing formula once the amendment of the contract is approved and the contract is executed amounts to US$.756,695 thousands (Bs.4,767,180 thousands), whereas US$.403,973 thousands (Bs.2,545,032 thousands) corresponds to the year ended December 31, 2013, US$.301,950 thousands (Bs.1,902,286 thousands) corresponds to the year ended December 31, 2012 and US$.50,772 thousands (Bs.319,862 thousands) corresponds to the period of October 2011 to December 2011 (see Note 1).

Advances on windfall tax at December 31, 2013 and 2012 corresponds to payments made by PDVSA Petróleo, on behalf of the Company, to MPPPM for special contributions on extraordinary prices and exorbitant prices in the international hydrocarbons market for the last four months of 2013 and the fourth quarter ending December 31, 2012 in the amount of US$.70,194 thousands and US$.64,694 thousands (Bs. 442,222 thousands and Bs.278,185 thousands), respectively.

(12)	Cash and Cash Equivalents

Cash and cash equivalent comprises the following (in thousands):

	December 31,
	2013	2012	2011	2013	2012	2011
	U.S. Dollars			Bolivars
Cash on hand	3	5	5	19	22	22
Cash at banks	5,957	3,330	2,337	37,529	14,314	10,049

	5,960	3,335	2,342	37,548	14,336	10,071

(13)	Equity

a)	Capital stock

At December 31, 2013, 2012 and 2011, the Company’s nominal capital stock is represented by 1,500,000 common shares, fully authorized and paid in, with a par value of US$.4.65 each (Bs.10 each) (see Note 13-f).

The Company’s capital stock is divided into two types of shares: Class “A” and Class “B” shares. Only the Venezuelan government or Venezuelan state-owned companies can own Class “A” shares. In October 2007, when the Company was incorporated, shareholders made an initial capital contribution of approximately Bs.1,000 thousands (US$.465 thousands).

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

On August 14, 2012, the Shareholders of the Company approved the transfer of 4% of capital stock CVP has in the Company to PDVSA Social, S.A. (PDVSA Social), a wholly owned subsidiary of Petróleos de Venezuela, S.A. (see Note 1)

Capital stock has been fully subscribed and paid in as follows:

Shareholders	Type of shares	Number of shares	Par value US$.	Par value Bs.	Share of equity
Corporación Venezolana del Petróleo, S,A, (CVP)	A	840,000	3,906,977	16,800,000	56%
PDVSA Social, S.A.	A	60,000	279,070	1,200,000	4%
HNR Finance, B,V, (HNR Finance)	B	600,000	2,790,698	12,000,000	40%

		1,500,000	6,976,745	30,000,000	100%

b)	Legal Reserve

Venezuelan companies are required to set aside a legal reserve. According to Venezuelan Law, the legal reserve is not available for dividend distribution.

c)	Deferred Tax Asset Equity Reserve

In June 2009, CVP issued instructions to all mixed companies regarding the accounting for deferred tax assets. The mixed companies have been instructed to set up a reserve within the equity section of the balance sheet for deferred tax assets. The setting up of the reserve had no effect on the Company financial position, results of operations or cash flows. However, the new reserve reduces the amount of reserves available to pay of dividends in the future. Changes in the deferred tax asset are recorded in appropriation to (transfer from) other reserves.

In August 2009, the Board of Directors of the Company approved the creation of the deferred tax asset equity. At December 31, 2013, 2012 and 2011, management has recorded as equity reserve and amount equal to the balance of the net deferred tax assets and liabilities at that date equivalent to US$.88,089 thousands, US$.70,426 thousands and US$.146,456 thousands (Bs.554,954 thousands, Bs.302,833 thousands and Bs.629,761 thousands), respectively (see Note 7-f), which has been approved by the Board of Directors of the Company (see Note 2-a).

d)	Share premium

The share premium is in respect of contributions of fixed assets and inventories made by shareholders in conformity with the Agreement for Conversion into a Mixed Company, whose value exceeds the par value of common shares issued. At December 31, 2013, 2012 and 2011, the share premium amounts to approximately US$.212,451 thousands, equivalent to approximately Bs.913,540 thousands, included in equity.

Class “A” share premiums are in respect of fixed assets contributed by CVP. The value of this share premium amounts to approximately US$.191,206 thousands, equivalent to approximately Bs.822,186 thousands, pursuant to Exhibit H of the Agreement for Conversion into a Mixed Company.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

Class “B” share premiums are in respect of fixed assets and inventories contributed by HNR Finance. The value of this share premium amounts to approximately US$.21,245 thousands, equivalent to approximately Bs.91,354 thousands, pursuant to Exhibit G of the Agreement for Conversion into a Mixed Company.

In conformity with the Company’s bylaws, in case of Company liquidation, all assets will be transferred only to the Class “A” shareholder.

e)	Dividends

On November 12, 2010, in Extraordinary Shareholders meeting the shareholders of the Company resolved to distribute and pay dividends in the amount of US$.30,550 thousands (Bs.131,365 thousands). This dividend corresponds to the remaining portion of retained earnings at the end of December 31, 2009 and is recorded as dividends payable at December 31, 2013, 2012 and 2011 in the statements of financial position for the amount resolved.

On August 4, 2010, in Extraordinary Shareholders meeting the shareholders resolved to pay dividends based on retained earnings as of December 31, 2009 in the amount of US$.30,550 thousands (Bs.131,365 thousands). The dividend approved was paid on October 2010 to HNR Finance for its share in the Company in the amount of US$.12,220 thousands (Bs.52,546 thousands). At December 31, 2011 the portion of the dividend corresponding to CVP for US$.18,330 thousands (Bs.78,819 thousands) was paid by means of offsetting accounts receivable and payables between PDVSA and its Affiliates, including CVP, this transaction was approved by the Board on January 12, 2012 (see Note 21).

f)	Effect for Variation of the Exchange Rate in the Presentation Currency

The statements of changes in equity, in bolivars, for the year ended December 31, 2013, include the following effect originated for the variation in the official exchange rate when translating the financial statements in US Dollars (Functional Currency) to Bolivars (Presentation Currency), in conformity with IAS 21 (see Note 3-a) (in thousands, net):

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

	Balances as of December 31, 2013
	U.S. Dollars	Bolivars Before translation adjustment	Bolivars After translation adjustment	Translation Adjustment
Capital stock	6,977	30,000	43.955	13,955
Share premium	212,451	913,540	1,388,440	424,900
Legal reserve and other reserves
Legal reserve	698	3,000	4,397	1,397
Deferred tax equity reserve	88,089	554,961	554,961	—

	88,787	557,961	559,358	1,397

Retained earnings:
Undistributable retained earnings at January 1, 2013	469,722	1,878,951	2,959,249	1,080,298
Transfer from other reserves in 2013	(17,663)	(111,277)	(111,277)	—
Total comprehensive income for the year 2013	255,782	1,611,428	1,611,428	—

	707,841	3,379,102	4,459,400	1,080,298

Equity	1,016,056	4,880,603	6,401,153	—

Translation adjustment not allocated				1,520,550

In a Board of Director´s meeting dated March 10, 2011 the proposal was approved to submit for consideration to the Shareholders of the Company the distribution of the cumulative translation adjustment among the components of equity. Then, on March 16, 2011, in an extraordinary assembly the Shareholders of the Company approved the distribution of the translation adjustment as of December 31, 2010. The statements of changes in equity expressed in Bolivars (Presentation Currency) for the year ended December 31, 2011 was restructured to recognize retrospectively this decision as follows:

	Balances as of December 31, 2010—restructured
	U.S. Dollars	Bolivars before translation adjustment	translation adjustment	Bolivars after translation adjustment
Capital stock	6,977	15,000	15,000	30,000
Shares premium	212,451	456,770	456,770	913,540
Legal reserve	698	1,500	1,500	3,000
Other reserves	51,834	222,885	—	222,885
Retained earnings	70,729	421,460	440,310	861,770

Total equity	472,371	1,117,615	913,580	2,031,195

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

(14)	Provisions

Provisions at December 31 comprise the following (in thousands):

	December 31,
	2013	2012	2011	2013	2012	2011
	U.S. Dollars			Bolivars
Provision for asset retirement costs (see Note 14)	65,616	70,425	41,518	413,381	302,828	178,527
Provision for retirement benefits	22,644	18,799	11,556	142,657	80,835	49,691
Provision for benefits payable	2,075	3,878	—	13,073	16,676	—
Commitments and Contingencies (see Note 20)	1,313	1,563	1,799	8,273	6,719	7,736

	91,648	94,665	54,873	577,384	407,058	235,954
Less: Non-current portion of provisions	(90,149)	(93,096)	(53,068)	(567,940)	(400,314)	(228,193)

Current portion	1,499	1,569	1,805	9,444	6,744	7,761

At December 31, 2013, 2012 and 2011, the provision for retirement benefits for personnel assigned to the Company amounts to US$.22,644 thousands, US$.18,799 thousands and US$.11,556 thousands, (Bs.142,657 thousands, Bs.80,835 thousands and Bs.49,691 thousands), respectively. At December 31, 2013, 2012 and 2011, PDVSA sent a statement for the liability according to the report of an independent actuary firm. The Company has analyzed demographic and financial data, considers that it reasonably reflects the liability for such concept and adjusted the obligation at the date of the statements of financial position. This pension and retirement plan covers all PDVSA employees and mixed companies payroll. Pension cost is not tax deductible until future periods when the pension is settled in cash. The Company is not required to reimburse the pension costs to PDVSA until PDVSA pays them.

Below are the movements of provisions during the years ended December 31, 2013, 2012 and 2011, (in thousands):

U.S. Dollars-	Balance at December 31, 2012	Effect for devaluation	Increase	Decrease	Balance at December 31, 2013	Current portion	Non-current portion
Provision for asset retirement costs	70,425	—	—	(4,809)	65,616	—	65,616
Provision for retirement benefits	18,799	(12,831)	16,676	—	22,644	18	22,626
Provision for benefits payable	3,878	(2,647)	844	—	2,075	168	1,907
Commitments and Contingencies (see Note 20)	1,563	(1,067)	817	—	1,313	1,313	—

Total provisions	94,665	(16,545)	18,337	(4,809)	91,648	1,499	90,149

U.S. Dollars-	Balance at December 31, 2011	Increase	Decrease	Balance at December 31, 2012	Current portion	Non-current portion
Provision for asset retirement costs	41,518	28,907	—	70,425	—	70,425
Provision for retirement benefits	11,556	7,243	—	18,799	6	18,793
Provision for benefits payable	—	3,878	—	3,878	—	3,878
Commitments and Contingencies (see Note 20)	1,799	—	(236)	1,563	1,563	—

Total provisions	54,873	40,028	(236)	94,665	1,569	93,096

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

U.S. Dollars-	Balance at December 31, 2010	Increase	Decrease	Balance at December 31, 2011	Current portion	Non-current portion
Provision for asset retirement costs	29,798	11,720	—	41,518	—	41,518
Provision for retirement benefits	8,444	3,112	—	11,556	6	11,550
Commitments and Contingencies (see Note 20)	2,093	—	(294)	1,799	1,799	—

Total provisions	40,335	14,832	(294)	54,873	1,805	53,068

Bolivars-	Balance at December 31, 2012	Effect for devaluation	Increase	Decrease	Balance at December 31, 2013	Current portion	Non-Current portion
Provision for asset retirement costs	302,828	140,850	—	(30,297)	413,381	—	413,381
Provision for retirement benefits	80,835	—	105,059	(43,237)	142,657	113	142,544
Provision for benefits payable	16,676	—	5,317	(8,920)	13,073	1,058	12,015
Commitments and Contingencies (see Note 20)	6,719	—	5,147	(3,593)	8,273	8,273	—

Total provisions	407,058	140,850	115,523	(86,047)	577,384	9,444	567,940

Bolivars-	Balance at December 31, 2011	Increase	Decrease	Balance at December 31, 2012	Current portion	Non-current portion
Provision for asset retirement costs (see Note 9)	178,527	124,301	—	302,828	—	302,828
Provision for retirement benefits	49,691	31,144	—	80,835	25	80,810
Provision for benefits payable	—	16,676	—	16,676	—	16,676
Commitments and Contingencies (see Note 20)	7,736		(1,017)	6,719	6,719	—

Total provisions	235,954	172,121	(1,017)	407,058	6,744	400,314

Bolivars-	Balance at December 31, 2010	Increase	Decrease	Balance at December 31, 2011	Current portion	Non-current portion
Provision for asset retirement costs	128,131	50,396	—	178,527	—	178,527
Provision for retirement benefits	36,309	13,382	—	49,691	25	49,666
Commitments and Contingencies (see Note 20)	9,000		(1,264)	7,736	7,736

Total provisions	173,440	63,778	(1,264)	235,954	7,761	228,193

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

The movement of the provision for asset retirement costs at December 31 is shown below (in thousands):

	U.S. Dollars	Bolivars
Balance at December 31, 2010	29,798	128,131
Change on estimation	7,644	32,869
Financial cost	4,076	17,527

Balance at December 31, 2011	41,518	178,527
Change on estimation	23,229	99,886
Financial cost	5,678	24,415

Balance at December 31, 2012	70,425	302,828
Change on estimation	(9,310)	(58,652)
Financial cost	5,046	31,790
Dismantlement	(545)	(3,434)
Effect for variation in the presentation currency	—	140,849

Balance at December 31, 2013	65,616	413,381

During 2013, Company management reviewed, based on new information, estimates on assumptions used for calculating the provision for asset retirement costs and changed the discount rate to 12.81% from 9.02% at the end of December 2012. Furthermore, the Company modified the inflation rate to 2.82% at the end of December 2013 from 2.41% at the beginning of 2013.

At December 31, 2013, this change in the estimate of asset retirement costs due to modification of the discount and inflation rates decreased the asset retirement cost as well as the asset retirement provision by US$.9,310 thousands (Bs.58,652 thousands). For the years ended December 31, 2012 and 2011 the provision increased by US$.23,229 thousands and US$.7,644 thousands (Bs.99,886 thousands and Bs.32,869 thousands), respectively. The Company´s business plan as of December 31, 2013, contemplates the realization of hydrocarbons drilling and production activities until the year 2027; therefore, the accrual for asset retirement costs was calculated based on the disbursements for this concept during this period.

(15)	Accruals and Other Liabilities

Accruals and other liabilities at December 31 comprise the following (in thousands):

	December 31,
	2013	2012	2011	2013	2012	2011
	U.S. Dollars			Bolivars
Royalties and other taxes	125,373	130,709	106,805	789,850	562,049	459,262
Endogenous and social development	10,240	11,431	8,005	64,512	49,153	34,422
Antidrug National Fund	14,066	13,828	10,746	88,616	59,461	46,208
Science and Technology (LOCTI)	9,623	8,292	3,054	60,625	35,656	13,132
Sport Organic Law	9,108	4,192	1,110	57,380	18,026	4,773
Others:
Accrued payables with PDVSA (see Note 21)	209,402	213,173	67,570	1,319,233	916,644	290,551
Accrued payables to suppliers	102,668	119,209	58,888	646,808	512,599	253,218
Income taxes withheld	2,001	1,185	1,509	12,606	5,096	6,489
Other accruals	11,431	8,529	5,284	72,016	36,679	22,721

	493,912	510,548	262,971	3,111,646	2,195,363	1,130,776

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

Additionally, at December 31, 2013, 2012 and 2011, accrued payables with PDVSA in respect to drilling services and infrastructure amount to US$.183,359 thousands, US$.143,174 thousands and US$.63,879 thousands (Bs.1,155,164 thousands, Bs.615,651 thousands and Bs.274,680 thousands), respectively.

(16)	Accounts Payable

Accounts payable comprise the following (in thousands):

	December 31,
	2013	2012	2011	2013	2012	2011
	U.S. Dollars			Bolivars
Trade payables	135,272	94,747	68,815	852,214	407,412	295,905
Related parties (see Note 21)	776,875	450,184	271,938	4,894,312	1,935,791	1,169,336

Total	912,147	544,931	340,753	5,746,526	2,343,203	1,465,241

Foreign currency and liquidity risk exposure in respect of accounts payable to suppliers is shown in Note 19.

(17)	Operational Expenses

Below is a summary of operational expenses incurred by the Company (in thousands):

	Years ended December 31,
	2013	2012	2011	2013	2012	2011
	U.S. Dollars			Bolivars
Crude and gas operations	131,105	97,562	63,570	825,962	419,517	273,351
Crude transportation	35,635	29,610	27,200	224,501	127,323	116,960
Others	12.960	11,433	14,980	81,647	49,162	64,414

	179,700	138,605	105,750	1,132,110	596,002	454,725

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

(18)	Financial Income and Expenses

Financial income and expenses comprised the following (in thousands):

	Years ended December 31,
	2013	2012	2011	2013	2012	2011
	U.S. Dollars			Bolivars
Financial income:
Gain on variation of exchange rate	147,224	—	—	927,511	—	—
Other financial income	—	—	7	—	—	30

	147,224	—	7	927,511	—	30

Financial expenses
Adjustment to net realizable value on financial assets (see Note 7-k)	16,682	1,339	6,623	105,097	5,758	28,477
Financial cost on provision for asset retirement costs (see Note 14)	5,046	5,678	4,076	31,790	24,415	17,527
Other financial expenses	6	6	3	37	26	13

	21,734	7,023	10,702	136,924	30,199	46,017

Gain on variation of exchange rate

On February 8, 2013, the Exchange Agreement No. 14 was published in the Official Gazette No. 40,108, which establishes the new official rate for the purchase and sale of the US Dollar and effective from February 9, 2013. The new official rate increased from Bs4.30 to Bs6.30 per US Dollar. Therefore, all transactions and balances in Bolivars were converted to U.S. Dollars as per the new exchange rate, resulting in a net gain for the variation effect in the exchange rate due to the fact of maintaining a net liability monetary position in bolivars at the date when the variation of the exchange rate went into effect (see Note 4 and Note 24-c).

(19)	Financial Instruments

Credit Risk

Exposure to Credit Risk

The book value of financial assets represents the highest level of credit risk exposure. A breakdown is shown below (in thousands):

	December 31,
	2013	2012	2011	2013	2012	2011
	U.S. Dollars			Bolivars
Accounts receivable (see Note 11)	1,717,946	1,232,199	912,652	10,823,060	5,298,456	3,924,404
Recoverable tax credits (see Note 7-k)	46,878	44,581	25,858	295,331	191,702	111,193
Accounts receivable other (see Note 11)	70,194	66,243	1,517	442,222	284,845	6,523
Cash and cash equivalents (see Note 12)	5,960	3,335	2,342	37,548	14,336	10,071

	1,840,978	1,346,358	942,369	11,598,161	5,789,339	4,052,191

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

Aging of the account receivables are shown below (in thousands):

	December 31,
	2013	2012	2011	2013	2012	2011
	U.S. Dollars			Bolivars
Under 30 days	1,034,241	709,815	469,607	6,515,718	3,052,205	2,019,311
Between 31 and 180 days	124,298	106,050	131,447	783,077	456,015	565,222
Between 180 days and one year	482,012	410,908	311,598	3,036,676	1,766,904	1,339,871
More than one year	77,395	5,426	—	487,589	23,332	—

	1,717,946	1,232,199	912,652	10,823,060	5,298,456	3,924,404

In the accounts receivable under 30 days are included unbilled receivables of US$.756.695 thousands, US$.352.721 thousands and US$.50.772 thousands (Bs.4.767.180 thousands, Bs.1.516.704 thousands, and Bs.218.319 thousands) as of December 31, 2013, 2012 and 2011 respectively, which will be billed at the time of signature and final approval of the amendment to the Petroleum Purchase and Sale Agreement due to changes in the price formula (see Note 1, 11, and 21).

Liquidity risk

Maturity of financial liabilities, Short-term payable, including estimated interest payments and excluding the impact of offset agreements, is shown below (in thousands):

	Book value			Contractual cash flows			6 months or less
	Non-derivative financial liabilities at December 31,
	2013	2012	2011	2013	2012	2011	2013	2012	2011
U.S. Dollars
Accounts payable to suppliers (see Note 16)	135,272	94,747	68,815	135,272	94,747	68,815	135,272	94,747	68,815

Bolivars
Accounts payable to suppliers (see Note 16)	852,214	407,412	295,905	852,214	407,412	295,905	852,214	407,412	295,905

Foreign Currency Risk

Petrodelta, S.A. has the following monetary assets and liabilities denominated in currencies other than the U.S. Dollar, which were converted into U.S. Dollars at the exchange rate in effect at the statements of financial position (in thousands):

	December 31,
	2013	2012	2011
Monetary assets:
Bolivars	1,011,474	277,152	172,801

	1,011,474	277,152	172,801

Monetary liabilities:
Bolivars	6,683,445	2,646,171	2,534,998

	6,683,445	2,646,171	2,534,998

Net monetary liability position	(5,671,971)	(2.369,019)	(2,362,197)

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

The year-end exchange rate, the average exchange rate for the year and the interannual increases in the National Consumer Price Index (NCPI), as published by BCV, were as follows:

	December 31,
	2013	2012	2011
Exchange rate at year end (Bs./US$..1)	6.30	4.30	4.30

Average exchange rate for the year (Bs./US$..1)	6.08	4.30	4.30

Interannual increase in the NCPI (%)	56.19	20.10	27.57

Fair Value of Financial Instruments

The following estimated amounts do not necessarily reflect the amounts at which the instruments could be exchanged in the current market. The use of different market assumptions and valuation methods can significantly affect the estimated fair values. The bases for determining the fair value are disclosed in Note 5 (in thousands):

	December 31,
	2013		2012		2011
U.S. Dollars-	Book Value	Fair Value	Book Value	Fair Value	Book Value	Fair Value
Assets:
Accounts receivable (see Note 11)	1,717,946	1,717,946	1,232,199	1,232,199	912,652	912,652

Recoverable tax credits	46,878	46,878	44,581	44,581	25,858	25,858

Advances on windfall tax (see Note 11)	70,194	70,194	64,694	64,694	—	—

Accounts receivable other (see Note 11)	7,630	7,630	1,549	1,549	1,517	1,517

Cash and cash equivalents (see Note 12)	5,960	5,960	3,335	3,335	2,342	2,342

Liabilities:
Accounts payable to suppliers (see Note 16)	135,272	135,272	94,747	94,747	68,815	68,815

Other liabilities (included in provisions, accruals and other payables) (see Notes 14 and 15)	585,560	585,560	605,213	605,213	317,844	317,844

Accounts payables to shareholders and related companies (See Note 16)	807,425	807,425	450,184	450,184	271,938	271,938

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

	December 31,
	2013		2012		2011
Bolivars-	Book Value	Fair Value	Book Value	Fair Value	Book Value	Fair Value
Assets:
Accounts receivable (see Note 11)	10,823,060	10,823,060	5,298,456	5,298,456	3,924,404	3,924,404

Recoverable tax credits	295,331	295,331	191,702	191,702	111,193	111,193

Advances on windfall tax (see Note 11)	442,222	442,222	278,185	278,185	—	—

Accounts receivable other (see Note 11)	48,069	48,069	6,660	6,660	6,523	6,523

Cash and cash equivalents (see Note 12)	37,548	37,548	14,336	14,336	10,071	10,071

Liabilities:
Accounts payable to suppliers (see Note 16)	852,214	852,214	407,412	407,412	295,905	295,905

Other liabilities (included in provisions, accruals and other payables) (see Notes 14 and 15)	3,689,029	3,689,029	2,602,421	2,602,421	1,366,730	1,366,730

Accounts payables to shareholders and related companies (see Note 16)	5,086,777	5,086,777	1,935,791	1,935,791	1,169,333	1,169,333

(20)	Commitments and Contingencies

At December 31, 2013, 2012 and 2011 the Company has recorded a provision for 6 labor related claims in the amount of US$.11 thousands, US$.16 thousands and US$.16 thousands (Bs.69 thousands, Bs.69 thousands and Bs.69 thousands), respectively. Should the outcome of existing lawsuits and claims be unfavorable to the Company, it could have a material adverse effect on its results of operations. Although it is not possible to predict the outcome, Company management, based in part on the opinion of its legal advisors, does not believe it is likely that losses related to the aforementioned legal procedures will exceed recognized estimated amounts or generate significant amounts that could affect the Company’s financial position or results of operations.

Compliance with Environmental Regulations

The subsidiaries of CVP are subject to different environmental laws and regulations which may require significant expenditures to modify facilities and prevent or remedy the environmental effects from waste disposal and spills of pollutants.

Petrodelta, S.A. and its parent company CVP are taking steps to prevent environmental risks, protect employee health and preserve the integrity of their facilities.

Management estimated potential liabilities as of December 31, 2013, 2012 and 2011 amounting to US$.1,313 thousands, US$.1,563 thousands and US$.1,799 thousands (Bs.8,273 thousands, Bs.6,719 thousands and Bs.7,736 thousands), respectively, and were included in the Statements of Comprehensive Income for these years.

Agreements with the Organization of Petroleum Exporting Countries (OPEC)

The Bolivarian Republic of Venezuela is a member of OPEC, an organization mainly dedicated to establishing agreements to maintain stable crude oil prices by setting production quotas. To date, the reduction in crude oil production resulting from changes in the production quotas set by OPEC and price fluctuations has not significantly affected the Company’s results of operations, cash flows or financial results.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

(21)	Related Party Transactions

Petrodelta, S.A. considers its shareholders and related subsidiaries and affiliates, Company directors and executives, as well as other governmental institutions, as related parties.

A summary of transactions and balances with related parties is shown below (in thousands):

	December 31,
	2013	2012	2011	2013	2012	2011
	U.S. Dollars			Bolivars
Activities for the year:
Crude oil and natural gas sales	1,275,601	1,160,653	1,048,728	8,036,287	4,990,808	4,509,530

Operational expenses	100,310	72,480	47,318	631,953	311,664	203,467

Sales, general, administrative and selling expenses	7,145	7,623	4,322	45,014	32,779	18,585

Production royalties for oil and gas	347,823	280,909	263,422	2,191,285	1,207,909	1,132,715

Reimbursement of expenses	189,567	135,465	175,166	1,194,272	582,500	753,214

Dividends paid to Shareholders	—	—	18,330	—	—	78,819

Balances at the end of the year:
Accounts receivable (see Note 11)	1,717,946	1,232,199	912,652	10,823,060	5,298,456	3,924,404

Accounts payable to Shareholder B (see Note 16)	2,907	2,722	1,969	18,314	11,705	8,467

Dividends payable to Shareholders A and B	30,550	30,550	30,550	192,465	131,365	131,365

Accounts payable to PDVSA	751,029	439,223	258,222	4,731,483	1,845,659	1,110,357

Other joint ventures	22,942	18,239	11,747	144,535	78,428	50,512

Accrued payables with PDVSA	209,402	213,173	67,570	1,319,233	916,644	290,551

As of April 2006, due to the migration of operating agreements to mixed companies (see note 1), PDVSA Petróleo signed purchase and sale agreements with these companies, which set out that mixed companies will notify PDVSA Petróleo of the estimated volume of hydrocarbons expected to be delivered the following month. PDVSA Petróleo must pay the mixed companies for delivered volumes, net of volumes for royalties in kind and paid to the Venezuelan government.

In conformity with the terms and conditions of the agreements, CVP mixed companies agree to sell and deliver to PDVSA Petróleo, and the latter agrees to purchase and receive from these mixed companies, crude oil and natural gas produced in the delimited areas that are not used for primary activities or for payment of royalties in kind to the Venezuelan government.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

Crude oil delivered from the Petrodelta fields to PDVSA is priced with reference to Merey 16 published prices, weighted for different markets and adjusted for variations in gravity and sulphur content, commercialization costs and distortions that may occur given the reference price and prevailing market conditions, except for the volumes of crude produced from El Salto field since October 2011 which the Company has agreed to amend the purchase sale agreement with PDVSA Petróleo so it can invoice PDVSA using as Boscán as a crude reference for El Salto field production (see Notes 1 and 11). Market prices for both crude oil of the type produced (Merey 16 and Boscán) in the fields operated by Petrodelta averaged approximately US$.91.22, US$.95.90 and US$.98.52 per barrel for the year ended December 31, 2013, 2012 and 2011, respectively.

During the years ended December 31, 2013, 2012 and 2011, the Company recorded gross revenues unbilled, and royalty paid in kind, for the sale of crude oil in the amount of US$.566,738 thousands, US$.404.619 thousands and US$.67,092 thousands (Bs.3,570,453 thousands, Bs.1.739.862 thousands and Bs.288.496 thousands), respectively, corresponding to Boscan crude production which is not provided for billing in the Purchase-Sale of Oil signed between the Company and PDVSA Petroleo, S.A. As of December 31, 2013, 2012 and 2011, the Company has accounts receivable of US$.756,695 thousands, US$.352,721 thousands and US.$.50,772 thousands (Bs.4,767,180 thousands, Bs.1,516,704 thousands and Bs.218,319 thousands), respectively, for the delivery of such crude.

During the years ended December 31, 2013, 2012 and 2011, the Company sold crude oil and natural gas to PDVSA Petróleo SA for US$.1,275,601 thousands, US$.1,160,653 thousands and US$.1,048,728 thousands (Bs.8,036,287 thousands, Bs.4,990,808 thousands and Bs.4,509,530 thousands), respectively, included in the statements of comprehensive income under Income.

At December 31, 2013, 2012 and 2011, the statement of financial position includes US$.1,717,946 thousands, US$.1,232,199 thousands and US$.912,652 thousands (Bs.10,823,060 thousands, Bs.5,298,456 thousands and Bs.3,924,404 thousands) of accounts receivable for the crude and gas sales to PDVSA.

During 2013, 2012 and 2011, PDVSA Petróleo charged Petrodelta, S.A. US$.777 million, US$.888 million and US$.615 million (Bs.4,893 million, Bs.3,816 million and Bs.2,642 million), respectively, for labor and other costs, taxes, royalties, cash advances, dividends, and operating costs.

The Company´s results of operations were impacted by PDVSA Petróleo changing its policy with respect to invoicing in disbursements made in Bolivars on behalf of the Company to require that such invoices be denominated in US dollars rather than in Bolivars. This change was recognized in the fourth quarter ending December 31, 2013 with retroactive application to transactions occurring in 2011 and 2012. As a result of this change, the Company recorded a US$14.2 million foreign currency loss in the three month ended December 31, 2013 (see Note 24-c).

Certain Company directors hold key positions in other related entities; some of their attributions include influencing the operational and financial policies of these entities.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

For the years ended December 31, 2013, 2012 and 2011, transactions with related parties do not necessarily reflect the results that would have been obtained had these transactions been held with third parties.

On August 30, 2013, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties, contributions, taxes, advances and operational expenses outstanding as of August 31, 2013 resulting in a netting of US$.115 million (Bs.722 million) against the accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold and delivered outstanding as of August 31, 2013 at the prevailing exchange rate applicable at such date. At present this event is pending for the approval by the Board of Directors of the Company.

On February 1, 2013, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties, contributions, taxes, advances and operational expenses outstanding as of January 31, 2013 resulting in a netting of US$.327 million (Bs.2,061 million) against the accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold and delivered outstanding as of January 31, 2013 at the prevailing exchange rate applicable at such date. On October 8, 2013 the Board of Directors of the Company approved the offset of accounts receivables and payables executed on February 1, 2013.

On December 28, 2012, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties, contributions, taxes, advances and operational expenses outstanding as of November 30, 2012 resulting in a netting of US$.267 million (Bs.1,149 million) at the prevailing exchange rate applicable at such date against the accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold and delivered outstanding as of November 30, 2012 at the prevailing exchange rate applicable at such date. On January 31, 2013 the Board of Directors of the Company approved the offset of accounts receivables and payables executed on December 28, 2012.

On June 20, 2012, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties, contributions, taxes, advances and operational expenses outstanding as of May 31, 2012 resulting in a netting of US$.298 million (Bs.1,282 million) at the prevailing exchange rate applicable at such date against the accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold and delivered outstanding as of May 31, 2012 at the prevailing exchange rate applicable at such date. On January 31, 2013 the Board of Directors of the Company approved the offset of accounts receivables and payables executed on June 20, 2012.

On January 12, 2012, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties, contributions, taxes, advances, operational expenses and dividends payable to CVP approved by the shareholders of the Company on August 4, 2010 (see Note 13) against the Company accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold, outstanding as of December 31, 2011, resulting in a netting of US$.205 million (Bs.882 million) at the prevailing exchange rate applicable at such date. On February 23, 2012 the Board of Directors of the Company approved the offset of accounts receivables and payables executed on January 12, 2012.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

On October 28, 2011, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties, contributions, taxes, advances and operational expenses against the Company accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold, outstanding as of September 30, 2011, resulting in a netting of US$.169 million (Bs.727 million) at the prevailing exchange rate applicable at such date.

During February 2011, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP with the Company outstanding as of December 31, 2009 at the exchange rate prevailing as of this date, resulting in a netting of US$.46 million (Bs.101 million). Additionally, in the same month and year, CVP sent instructions again to the Company to proceed and offset accounts receivables and payables between PDVSA and its affiliates, including CVP with the Company outstanding as of December 31, 2010, resulting in a netting of US$.195 million (Bs.838 million). Both nettings have been recorded in the month of December of 2010, and are included in the statements of financial position as of December 31, 2010.

(22)	Collective Labor Agreement

The Collective Labor Agreement expired on October 1, 2013, and on February 11, 2014 the new Collective Labor Agreement was signed between Petróleos de Venezuela, S.A. officials and Venezuela Unitary Federation of Workers of the oil, gas and derivatives (FUTPV) representing employees for the oil industry for the period 2013 to 2015 (see Note 24-b)

On July 20, 2012 the Collective Labor Agreement was signed, valid for the period from October 1, 2011 thru October 1, 2013, among the employees of the oil industry represented by the Venezuelan Unitary Federation of workers of the oil, gas, its similar and derivatives (FUTPV) and the Ministry of Popular Power for Energy and Mining (MPPPM) and PDVSA. The Collective Labor Agreement establishes a salary raise and payroll and retirement benefits which has a significant impact on the Company’s payroll cost. The most significant impacts had an economic and social benefit on workers and are summarized as follows:

i.	Focus the contract to a higher social justice through increases in the quality of life of workers by supporting the acquisition of school supplies for their children, provide benefits for newborns, marriage, attention to handicapped people and financing tourism packages for workers and their families under the Collective Labor Agreement.

ii.	A salary raise of Bs.40 daily from October 1, 2011. Payment of this increase was done Bs.30 at end of July 2012 and Bs.10 from January 1, 2013.

iii.	An increase in the monthly amount for electronic card for foods from Bs.1,700 to Bs. 2,700.

iv.	Provide 65 days of vacation bonus to contractual payroll and between 15 and 30 days of post-vacation bonus depending on the type of payroll. Also it was agreed to increase to Bs.200,000 the amount to finance housing acquisition.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

Before, on January 20, 2010 the Collective Labor Agreement was signed, valid for the period from October 1, 2009 thru October 1, 2011, by workers leaders of the industry represented by the FUTPV and the Ministry of the MPPPM and PDVSA President. The Collective Labor Agreement establishes a salary raise and payroll and retirement benefits which has a significant impact on the Company’s payroll cost. The most significant impacts are:

i.	A salary raise of Bs.35 daily which represents an increase of 80% of current salary. The increase shall be pay in two portions, the first of Bs.25 at the signing of the contract and the second of Bs.10 from January 1st, 2011.

ii.	An increase in the monthly amount for electronic card for foods from Bs.1,300 to Bs. 1,700.

iii.	An increase in the retirement benefit from Bs. 1,000 to Bs. 1,600.

iv.	The increase will be retroactive from October 1, 2009 and not from January 21, 2009, being the date on which the prior contract expired, in compensation it was agreed a one-time bonus of Bs. 8.000 which has no effect in the severance benefits of employees.

(23)	Laws, Resolutions and Legal Contributions

a)	Exchange Agreement No. 24

On December 30, 2013, Foreign Exchange Agreement No. 24 was published in the Official Gazette No. 40,324. This Exchange Agreement between the Ministry of the People´s Power for Finance Matters and the Central Bank of Venezuela (BCV) established the buying exchange rate applicable to Petróleos de Venezuela, S.A. and its subsidiaries including mix companies created in accordance within the provision of the Organic Hydrocarbons Law, for the sale of foreign currency originated from activities different from export and or sale of hydrocarbons operations, will be equal to the exchange rate resulting from the latest foreign exchange allocation through Supplementary on Foreign Exchange Administration System (SICAD), which will be published in the website of the BCV, reduced by 0.25%. The same buying rate will apply to the sale of foreign currency transactions generated by services companies that are part of the so-called Petroleum Industrial National Conglomerate, and those who derived from mineral exports. The selling exchange rate applicable to the companies mentioned shall equal the rate resulting from the latest foreign exchange allocation through SICAD. In order to implement such sale of US Dollars, entities referenced above must first deliver the US Dollars to PDVSA Petróleo, who will then sell the US Dollars on their behalf. The Company is in the process of analysis of this Exchange Agreement to determine whether there is an effect in its financial statements.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

b)	Enabling Law

On November 20, 2013, the National Assembly published in the Extraordinary Official Gazette No. 6.112 the Law Authorizing the President of the Bolivarian Republic of Venezuela to issue Decree-Laws in a range of areas for a term of 12 months after publication thereof. Under this law, the authorization encompasses areas among other things fighting corruption and defending the country´s economy.

c)	Partial Rules on Labor and Workers Organic Law

On May 16, 2013, in the Official Gazette No. 40.157 was published decree No. 44 issued by the National Executive related to partial rules of the labor and workers organic law related to working time. Companies private and public are obliged to post in visible areas working day and night time as well resting days. Also, establishing fixed and partial shifts as well permits on extraordinary working time.

d)	Exchange Agreement No. 21

On March 22, 2013 Exchange Agreement No. 21 was published in the Venezuelan Official Gazette No. 40,134, establishing that the Superior Body for Optimization of the Exchange Rate System shall rule all the terms and conditions of the special bids for foreign currency, which shall be aimed at covering the import needs of the real local economy. The bids will be coordinated by the Superior Body for Optimization of the Exchange Rate System through a new system created for that purpose, called the Supplementary System for Foreign Currency Administration (SICAD), which is to be managed by BCV in accordance with the invitations to bid issued for such purposes.

e)	Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market

On April 18, 2011, the Venezuelan government published in the Extraordinary Official Gazette No. 6.022, by means of decree-law No. 8.163 of same date, the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market. This law supersedes the Law for Special Contributions on Extraordinary International Hydrocarbon Market Prices (see Note 7-l), and modifies calculation and payment of royalty, extraction tax and export registry tax as per LOH as well as special contribution for extraordinary prices and creates a special contribution for exorbitant prices from the date published. The law defines the contribution on Extraordinary Prices for 20 percent to be applied to the difference between the average monthly price up to US$.70 or less per barrel, on international markets for the Venezuelan liquid basket of hydrocarbons and the price fixed by the Venezuela Annual Budget Law for the relevant fiscal year. The law also defines the contribution on Exorbitant Prices for (1) 80 percent when the average price mentioned before exceeds US$.70 per barrel but is less than US$.90 per barrel; (2) 90 percent when the average price mentioned before exceeds US$.90 per barrel but is less than US$.100 per barrel; and (3) 95 percent when the average price mentioned before exceeds US$.100 per barrel. The law also established the maximum price to be used for calculating royalty paid in cash on production at US$.70 per barrel.

Then, on February 27, 2012, Official Gazette No. 39,871 was published the decree No. 8.807 modifying the articles 2 and 10 of the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market. The partial reform indicates that the use of resources derived from this law be used in financing the Great

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

Missions created by the National Executive, and projects of infrastructure, roads, health, education, among others. The development of the national production sector, among others areas. The partial reform also stipulates treasury aspects on how the contributions is to handle between PDVSA, the National Development Fund (FONDEN).

On February 20, 2013 in the Official Gazette No. 40,114, the reform to the law that creates a special contribution on extraordinary prices and exorbitant prices in the international hydrocarbons market published in the Extraordinary Official Gazette No. 6,022 by means of decree No. 8,163 from the Executive branch on April 18, 2011 was published. The most significant aspects are: a) guarantee financing of social missions created by the government as well as projects related to infrastructure, roads, health, education, communication, agriculture, food and in general for the development of the national productive sector, b) modify the parameter that defines what constitutes contributions from extraordinary prices (under US$.80 per barrel) and what constitutes contribution from exorbitant prices (from US$.80 per barrel and up), c) establish the new intervals to apply the percentage to calculate such contributions as per the following scheme: 1) 80% of the difference when exorbitant prices are higher than US$.80 per barrel but lower than US$.100 per barrel, 2), 90% of the difference when exorbitant prices are equal or higher than US$100 per barrel but lower than US$.110 per barrel, and 3) 95% when exorbitant prices are higher than $110 per barrel; d) modify the maximum price to calculate and pay royalty at US$.80 per barrel, e) supersede decree No. 8,807 that modified this law and published in the Official gazette No. 39.871 on February 27, 2012; and f) eliminates dispositions on the law from the Venezuela Central Bank that regulates funding from PDVSA Petróleo to the National Development Fund (FONDEN) and any other provision of exceeding that collides with the present Law.

The price per barrel established in the Venezuela Annual Budget Law for the years ended December 31, 2013, 2012, and 2011 was US$.55, US$.50 and US$.40, respectively.

f)	Exchange Agreement No.14

On February 8, 2013, the Exchange Agreement No. 14 was published in the Official Gazette No. 40,108, which establishes the new official rate for the purchase and sale of the US Dollar at Bs.6.2842 and Bs.6.30, respectively. Likewise, it was published, a higher rank agency to optimize the exchange rate system in order to design, plan, and execute monetary strategies by the government, to reach higher efficiency and transparency providing foreign currency to the country economic sector.

g)	Tax Unit Adjustment

On February 6, 2013, providence No. SNAT/2013/0009 from the National Integrated Service on Tributes and Customs Administration (SENIAT) was published in Official Gazette No. 40,106 in which the current tax unit value was adjusted from Bs.90 to Bs.107.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

h)	Special Law on Severance National Fund

On June 15, 2012 the National Executive published by means of decree-law No. 9,053 the Special Law on Severance Benefits National Fund in order to create the program National Fund for Severance Benefits which establishes the conditions to receive and manage deposits corresponding to the severance benefit guarantees of workers into government financial institutions.

i)	Labor Organic Law and Workers

On April 30, 2012, the National Executive promoted by means of decree-law No. 8.938 the Labor Organic Law and Workers. On May 7, 2012 the National Assembly published on the Official Gazette No. 6,076 this organic law. The most significant aspects of this law are:

(1)	Obligation by employers to calculate severance benefits retroactively by a) paying employees the equivalent of 15 days of salary every quarter with the most recent salary, this right is acquired at the beginning of each quarter, b) after the first year of service, the employer will pay employees 2 days of salary for every year worked, cumulative until a maximum of 30 days is reached, c) when by any reason the working relation ends, severance benefits will be calculated for 30 days for every year worked or fraction over 6 months and calculated with the most recent salary earned. Workers will receive as severance benefits, the higher amount between a) and b) or c) as described above. Quarterly or annual payments shall be deposited in the National Fund for Severance Benefits under each workers name, or at a trust fund in financial institutions or at the employer´s accounting records as long as workers authorize it in writing.

(2)	Increase in the rest periods woman have during pregnancy, providing as its main benefits 6 weeks prior to giving birth and 20 weeks after, as well as prohibition by employers to resign labor relation up to 2 years after giving birth.

(3)	Reduction of the daily working time to 5 working days and 2 resting days

(4)	Increase in the number of holidays during the year

The Company recognized a provision in respect of the impact of the new Labor Law, through the actuarial calculation prepared by independent actuaries contracted by PDVSA.

j)	Sports organic Law

On August 24, 2011, the National Assembly published on the Official Gazette 39,741 the Sports Organic Law promoted by the Executive branch of power. This law declares of national and general interest as well as a public service all activities for promoting, organizing and administering sports and physical activity in Venezuela. The law among other things creates the National Fund for the Development of Sports, Physical Activity and Physical Education to be constituted on contributions from companies and organizations, private or public, performing profit seeking economic activities within the national territory. These contributions are not deductible for income tax purposes and shall be 1% over net profit when net profit is above 20,000 tax units. As of December 31, 2013, 2012 and 2011 the Company has recorded as contribution under the Sport Organic Law the amount of US$.6,337 thousands, US$.3,082 thousands and US$.1,110 thousands (Bs.39,923 thousands, Bs.13,253 thousands and Bs.4,773 thousands), respectively.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

On February 28, 2012, Official Gazette No. 39,872 was published containing decree-law No. 8.820 on partial regulation No.1 to the Sports Organic Law. The partial regulation scope the National Fund for the Development of Sports, Physical Activity, duties of the National Sports Institute, guidelines on the executions of resources and taxpayers subject to the law and their responsibilities, as well as means of making contributions.

k)	Law to Suppress and Liquidate the Endogenous Development Fund

On May 18, 2011, the National Assembly published on the Official Gazette 39,676 the means of decree-law No. 8.204 promoted by the President of the Bolivarian Republic of Venezuela, the Law to Liquidate and Suppress the Endogenous Development Fund, an autonomous institute created by the Law for the Creation of the Endogenous Development Fund, published in the National Gazette 38.500 on August 15, 2006.

l)	Organic Law on Science and Technology and Innovation (LOCTI)

On December 2010, the Partial Amendment to the Organic Law on Science and Technology and Innovation (LOCTI) was published. This amendment establishes that legal or private or publicly owned entities, domiciled in the Bolivarian Republic of Venezuela or abroad, performing economic activities within the national territory are under the obligation of paying on an annual basis an established percentage of their gross income from the previous year, in respect to their business area, as follows:

•	Two percent when economic activity is framed within those listed in the Law for the Control of Casinos, bingo Halls and Slot Machines, and any area related to industry and trade of Alcohol and snuff.

•	One percent for privately owned enterprises operating in business areas subject to the Organic Law on Hydrocarbons and Gaseous Hydrocarbons, including mining, processing and distribution activities.

•	Half percent for publicly owned companies if the business pursued is one of those listed in the Organic Law on Hydrocarbons and Gaseous Hydrocarbons including mining, processing and distribution activities.

•	Half percent for any other business activity.

On April 28, 2011, the Company received instructions from its shareholder, CVP, to reverse the expense of US$.4,583 thousands (Bs.19,707 thousands) and accrued at December 31, 2010, due to the fact that PDVSA has opted to file declaration on behalf of its affiliates, including mix companies, and waive the liability on them, including Petrodelta, S.A. As of December 31, 2011, CVP sent instructions to the Company to record its share according to the law for its obligation corresponding to the year ended December 2011 only. The provision recorded in the statements of financial position corresponding to the year ended December 31, 2013, 2012 and 2011 amounts to US$.4,117 thousands, US$.5,238 thousands and US$.3,054 thousands (Bs.25,937 thousands, Bs.22,523 thousands and Bs.13,132 thousands), respectively.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

m)	Antidrug Organic Law (LOD)

On September 15, 2010, the Antidrug Organic Law was published in Official Gazette No. 39,510. The LOD eliminates the Law on Narcotic and Psychotropic Substances (LOCTISEP) and its partial regulation published June 5, 1996 under Official Gazette No. 35,986. Among the significant changes are:

•	Taxable base is changed, previously considered base on net profit and now establishes as taxable base current period operating income.

•	Filing and payment of tribute is extended from 15 calendar days of the following taxable period, to 60 calendar days from the closing corresponding taxable period.

•	In relation to sanctions, the law establishes: 1) failure to comply the contribution of 1%, a penalty equivalent to double the amount due, if re-occur the penalty will be 3 times the corresponding contribution due, and 2) for not complying the special contribution of 2%, same penalty, before was 60,000 tax units or suspension of business activities during 1 year in case of re-occurrence.

•	In the prior law, donations made by persons or companies in favor of plans and programs established by the government in relation to drugs matter and approved by ONA, can be deducted for income tax purposes, previously approved by public document. In the new law, this last aspect is eliminated as a requisite for proceeding to deduct from income tax purposes.

•	Incorporates an obligation by government agencies and institutions, as well as public and private companies that employ more than 50 workers, to provide labor to rehabilitated persons, under the programs of social inclusions.

On February 23, 2011, providence No. 0001-2011 was published in the Official Gazette No. 39.622, establishing that labor matters related to Projects for Integral Prevention on Drug Consumption must be presented to the National Antidrug Fund (FONA). The providence establishes that private and public companies must present between January 2 and April 30 the projects and all of their requirements to be executed in order to carry-out technical and economical evaluations necessary for the appropriate approval. Projects for Integral Prevention in regards to labor matters can only be submitted by those companies in which their fiscal year ends before the established time frame mentioned in order to be eligible and once the contribution of 1% has been paid. When companies cannot submit projects, they can present them in the same timing period of the following year and the corresponding charge shall be the year immediately before to the year corresponding the contribution determination.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

During the years ended December 31, 2013, 2012 and 2011, the Company recognized and recorded an expense for US$.4,155 thousands, US$.3,082 thousands and US$.3,328 thousands (Bs.26,177 thousands, Bs.13,253 thousands and Bs.14,311 thousands), respectively.

(24)	Subsequent Events

a)	On February 19, 2014, providence No. SNAT/2014/0008 from the National Integrated Service on Tributes and Customs Administration (SENIAT) was published in Official Gazette No. 40,359 in which the current tax unit value was adjusted from Bs.107 to Bs.127.

b)	On February 11, 2014 the Collective Labor Agreement was signed, valid for the period from October 1, 2013 thru October 1, 2015, between the employees of the oil industry represented by the Venezuelan Unitary Federation of workers of the oil, gas, and derivatives (FUTPV) and PDVSA. The Collective Labor Agreement establishes a salary raise and payroll and retirement benefits which has a significant impact on the Company’s payroll cost. The most significant impacts are a step increase of salary around 90%, where 59% is to be retroactive from October 1, 2013, then a 23% raise from next May 1, 2014 and finally the remaining portion to be adjusted on January 1, 2015. Also, the benefit for electronic card was raise from Bs.2,700 to Bs. 5,000 per month. As of December 31, 2013, the Company recorded a provision in the amount of US$763 thousands (Bs.4,813 thousands) for the retroactive effect the new contract may have in the financial statements of the Company.

c)	On February 24, 2014, the Venezuelan government published in the Extraordinary Official Gazette No. 6.126, Decree No.798 enacted by the President of the Bolivarian Republic of Venezuela by means of decree-law the Exchange Agreement and Violations. The object of this decree-law is to dictate terms and conditions for different state agencies with responsibilities on managing foreign currency as per different exchange agreement in place, permit the participation of private companies and individuals obtaining foreign currency and establish violations and sanctions when dealing with foreign currency. Furthermore, this decree-law permits individuals and private companies obtain foreign currency from the Venezuela Central Bank, Petróleos de Venezuela, S.A. and private companies and individuals, a condition exclusive of the Venezuela Central Bank in the prior law.

d)	On March 12, 2014 the Board of Directors of the Company approved the issuance of the financial statements as of December 31, 2013, in accordance with International Financial Reporting Standards (IFRS) and resolved to submit these financial statements to the Shareholders of the Company and it is expected its approval with no modifications.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

(25)	Supplementary Information on Oil and Gas Exploration and Production Activities (unaudited)

The following tables provide supplementary information on oil and gas exploration, development and production activities. All exploration and production activities are conducted mainly by CVP and Mixed Companies in Venezuela.

Table I - Crude Oil and Natural Gas Reserves

All crude oil and natural gas reserves located in Venezuela are owned by the Bolivarian Republic of Venezuela. Crude oil and natural gas reserves are estimated by PDVSA and reviewed by the People’s Power Ministry for Energy and Oil (MPPPM) using reserve criteria that are consistent with those prescribed by the American Petroleum Institute (API) of the United States of America.

Proved reserves are the estimated quantities of crude oil and gas which, with reasonable certainty, are recoverable in future years from known deposits under existing economic and operating conditions. Due to the inherent uncertainties and limited nature of reservoir data, reserve estimates are subject to changes over time, as additional information becomes available. Proved reserves do not include additional volumes which may result from the extension of currently explored areas or from the application of secondary recovery processes not yet tested and determined to be economically feasible.

Proved developed oil and gas reserves are the quantities that can be recovered from existing wells with existing equipment and methods. Proved undeveloped reserves are those volumes that are expected to be recovered from new wells on undrilled acreage or from existing wells.

A summary of annual changes in proved crude oil and natural gas reserves is shown below:

(a)	Conventional Crude Oil (in thousands of barrels)

	Years ended December 31,
	2013	2012	2011
Proved developed and undeveloped reserves of conventional crude oil at January 1	857,628	499,237	511,320
Revisions	(217,990)	—	(693)
Expansions and discoveries	—	371,563	—
Production	(14,538)	(13,172)	(11,390)

Proved developed and undeveloped reserves of conventional crude oil at December 31	625,100	857,628	499,237

Proved developed reserves of conventional crude oil at December 31 (included on the previous amount)	69,833	65,755	50,758

At December 31, 2013, 2012 and 2011, certified reserves assigned to the Company amounted to 625,100 thousands, 574,725 thousands and 499,237 thousands barrels, respectively. Production for the year ended December 31, 2013, 2012 and 2011 was 14,538 thousands, 13,172 thousands and 11,390 thousand barrels.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

(b)	Natural Gas Reserves (in millions of cubic feet)

	Years ended December 31,
	2013	2012	2011
Proved developed and undeveloped reserves of natural gas at January 1	705,457	532,082	548,880
Revisions	(247,882)	—	(14,532)
Expansions and discoveries		175,546	—
Production	(2,593)	(2,171)	(2,266)

Proved developed and undeveloped reserves of natural gas at December 31	454,982	705,457	532,082

Proved developed reserves of natural gas at December 31 in Uracoa and Tucupita (included on the previous amount)	8,291	23,390	20,809

Natural gas production is shown on the basis of actual volumes before the extraction of liquefiable hydrocarbons.

Table	II - Costs Incurred in Exploration and Development Activities

Exploration costs include costs incurred from geological and geophysical activities, and drilling and equipping exploratory wells. The Company did not conduct exploration activities in the year 2012. Development costs include those for drilling and equipping development wells, enhanced recovery projects and facilities to extract, treat and store crude oil and natural gas. Annual costs, summarized below, include amounts both expensed and capitalized for the Company’s conventional crude oil reserves (In thousands):

	Conventional Crude
	U.S. Dollars			Bolivars
	2013	2012	2011	2013	2012	2011
Development costs	264,075	207,320	141,763	1,663,673	891,479	609,581

Total costs incurred from development Activities	264,075	207,320	141,763	1,663,673	891,479	609,581

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

Table	III - Costs Recorded as Assets in Oil and Gas Production Activities

Costs recorded as assets for oil and gas exploration and production activities, as well as the related accumulated depreciation and amortization at December 31 for PDVSA’s conventional and extra-heavy crude oil reserves are summarized below (In thousands):

	Conventional Crude
	U.S. Dollars			Bolivars
	2013	2012	2011	2013	2012	2011
Assets used in production	794,820	660,972	470,226	5,007,366	2,842,181	2,021,972
Equipment and facilities	16,685	22,447	15,576	105,116	96,522	66,977

	811,505	683,419	485,802	5,112,482	2,938,703	2,088,949
Accumulated Depletion, depreciation and amortization	(364,719)	(279,117)	(193,112)	(2,297,730)	(1,200,203)	(830,382)
Construction in progress	250,183	121,087	111,255	1,576,153	520,675	478,396

Total net costs capitalized as assets	696,969	525,389	403,945	4,390,905	2,259,175	1,736,963

Table	IV - Results of Operations for Oil and Gas Production Activities for Each Year (In thousands):

	Conventional Crude
	Years ended December 31
	U.S. Dollar			Bolivars
	2013	2012	2011	2013	2012	2011
Net production income:
Sales (see Note 21)	1,330,098	1,263,010	1,125,694	8,379,618	5,430,943	4,840,482
Production costs	(187,311)	(158,888)	(113,985)	(1,180,059)	(683,219)	(490,137)
Royalties in kind and other taxes (see Note 7 and Note 21)	(620,694)	(706,360)	(607,442)	(3,910,373)	(3,037,348)	(2,611,999)
Contributions and funding for social development	(17,127)	(14,889)	(7,241)	(107,900)	(64,023)	(31,137)
Depletion, depreciation and Amortization	(82,018)	(83,168)	(56,693)	(516,713)	(357,622)	(243,780)

Results of operation before income Tax	422,948	299,705	340,333	2,664,573	1,288,731	1,463,429
Income tax	(211,474)	(149,853)	(170,167)	(1,332,286)	(644,366)	(731,715)

Results production operation	211,474	149,852	170,166	1,332,287	644,365	731,714

Income from oil production is calculated at international market price as if all production were sold (see Note 21).

Production costs are lifting costs incurred to operate and maintain productive wells and related facilities and equipment, including operating labor costs, materials, supplies, fuel consumed in operations and operating costs of natural liquid gas plants.

Depreciation and amortization expenses relate to assets used in exploration and production activities. Income tax expense is computed using the statutory rate for the year. For these purposes, the results of production operations do not include finance costs and corporate overhead or their associated tax effects.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013, 2012 and 2011

A summary of average per unit sale prices and production costs is shown below:

	Years ended December 31,
	2013	2012	2011	2013	2012	2011
	U.S. Dollar			Bolivars
Average sale price
Crude oil per barrel	91.22	95.90	98.52	574.69	412.37	423.64

Natural gas per BOE	1.54	1.54	1.54	9.70	6.62	6.62

Average production cost per BOE	12.51	11.74	9.69	78.81	50.48	41.67